Exhibit 4.24

[UNOFFICIAL TRANSLATION INTO ENGLISH]

Rental Agreement

Made and entered into in Tel Aviv on November 15, 2018

Between

[***]

(hereinafter: “the Renter”)

On one hand

And

CollPlant Ltd. Company No. 513578260

Through Messrs Yehiel Tal and Eran Rotem

Of 3 Sapir Street Ness Ziona

(hereinafter: “the Tenant”)

On the other hand

1.	Definitions and preface

In this agreement the following terms shall have the interpretation and meaning written next to them:

1.1	The Real Estate – Parcels 212 and 213 (formerly Parcels 74 and 147) in Block 3695.

1.2	The Plot – Plot 2002 according to the UBP to be created from the Real Estate, under reparcellation proceeding, on which the building, as defined hereunder, will be built.

1.3	The UBP – all the plans that apply and/or will apply to the Real Estate.

1.4	The Plans – plans for construction of the leasehold, as defined hereunder, at shell unit level, attached as Appendix A to this agreement.

1.5	Tenant’s Plans – plans for the performance of finish works at the leasehold attached as Appendix C to this agreement.

1.6	The Commercial Center – a center for various commercial designations consisting of 2 commercial floors, which the Renter built on the Real Estate and which is intended to be actually rented out to various tenants and is used for public spaces as defined hereunder.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1.7	Building F – a 10-story building which was built above the Commercial Center in which various leaseholds for various designations are located, marked in the project plans as Building F.

1.8	Building G or the Building – a building with a commercial ground floor, a commercial lobby floor and offices as well as 16 office floors, technical roof and a bridge which is built above the parking lot, as defined hereunder, in which the leasehold, as defined hereunder, is located.

1.9	The Parking Lot – a parking lot with two parking basement floors, which is located within the premises of the project as defined hereunder.

1.10	The Project – the Commercial Center, Building F, the Building, and the Parking Lot, and any other building that will be built, if any, on the Real Estate. Known as ‘Weizmann Business Park- Rehovot’.

1.11	The Offices – an area of approximately 1,250 sq m gross which is located in and constitutes the entire 11th floor in the Building, which is marked and delineated in red in the drawing attached as Appendix A1.

1.12	The Parking Spaces – [***] specific parking spaces plus [***] non-specific parking spaces in the Project Parking Lot which are marked and delineated in red in the drawing attached as Appendix A2 to this agreement, with respect of which the provisions of the Parking Appendix, Appendix A3 hereof, shall apply.

1.13	The Leasehold – the Offices and Parking Spaces, as defined above.

1.14	Leasehold Area – for the purpose of this agreement and in general for the purpose of calculating the rent paid under this agreement and for the purpose of the management agreement, the area of the Leasehold is 1,250 sq m gross.

1.15	Repealed.

1.16	Index – the Consumer Price Index including fruits and vegetables which is published by the Central Bureau of Statistics and Financial Research, including such index even if published by another governmental institute as well as any other official index superseding it, whether or not based on the same data on which the existing index is based. If another index is determined, the ratio between the other index and the replaced index shall be determined by the Central Bureau of Statistics and Financial Research; if the Central Bureau of Statistics and Financial Research does not determine such ratio, the ratio of the two ratios shall be determined by the President of the Institute of Certified Public Accountants or whoever he appoints for that purpose and his decision shall be final and shall bind the parties.

1.17	The Basic Index – the index of September 2018 published on October 15, 2018.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

1.18	The Record Index – the index known on the payment date of each payment under this agreement, but in any event the record index shall not be lower than the Basic Index.

1.19	The Contractor - Danya Cebus Ltd., Company No. 512569237.

1.20	The Management Company – the Renter or any other company appointed by the Renter for the purpose of managing the Project, whether by itself or by a subcontractor on its behalf.

1.21	Public Spaces – spaces in the inner premises of the Building, as defined above, which are not Leasehold Area and/or areas of the other leaseholds, including all the buildings, additions and changes added to the Building from time to time and areas of roofs, passageways, entries and exits, areas of the Parking Lot, parking areas, service areas and rooms, inner lots and/or service corridors, technical areas such as electricity, air conditioning and system rooms, loading and unloading areas, elevators, stairs and any other area within the premises of the Building which is designated or is actually used by the Building visitors and residents as well as protected spaces which the Renter has a right to treat as it may find fit without having to obtain the consent of the various rightholders in the Project, including all the areas outside of the area of the Building which are intended to serve the general public and the Building visitors, including roads, access ways, pavements, gardens, signs, open parking spaces etc.

1.22	“Linked”, “Linkage Differentials”, “Linked Values” – and any similar expression means multiplying the relevant amount by the ratio of the index recently published before making the relevant calculation and/or payment and the Basic Index, or at the ratio between any other indices, if this is explicitly determined.

1.23	Interest for Delay – interest at the rate of the Index and together with 1% (one hundredth) for every 30 days, calculated on a daily basis.

1.24	Management Fee – as defined in Section 14.3 hereunder.

1.25	Renter’s Account – [***] in Branch 063 (Ayalon Business) at Bank Hapoalim Ltd., in the name of the Renter, or any account designated in writing by the Renter.

1.26	Quarter – January to March, April to June, July to September, October to December of each calendar year.

1.27	Delivery Date / Beginning of the Term of Rent – November 25, 2018.

1.28	The Architect – anyone who is/shall be appointed by the Renter as the Project architect.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Preface

WHEREAS	The Renter is the owners and sole holder of the Real Estate.

WHEREAS	The Renter built a Project on the Real Estate which contains, inter alia, the Commercial Center, Building F and the Parking Lot, and as at the date of signing hereof, the process of constructing the Building where the Leasehold is located, is in its midst;

WHEREAS	The Tenant proposed to rent the Leasehold, which is located in the Building, from the Renter by unprotected rent, in order to conduct the Tenant’s Offices in it, as set forth hereunder in this agreement;

WHEREAS	The Renter wishes to rent out the Leasehold to the Tenant by unprotected rent, everything for the purpose of and under the terms specified hereunder in this agreement;

NOW, THEREFORE, the parties hereto hereby agree, declare and stipulate as follows:

2.	The preface and appendices

2.1	The preface to this agreement, including the statements included therein, and the appendices to this agreement constitute an integral part thereof.

2.2	Following is a list of the appendices of this agreement:

Appendix A 1, 2	-	Drawings of Leasehold (shell of Offices, Parking Spaces);

Appendix A3	-	Parking appendix;

Appendix B	-	Shell technical specification (Renter's works down to shell unit level);

Appendix C	-	Tenant's works – down to full finish level.

Appendix D	-	Cancelled.

Appendix D1	-	Authorization to charge an account.

Appendix E	-	Insurance appendix and text of insurance confirmations (setting up period and term of rent);

Appendix F	-	Letter of guarantee of parent company

Appendix G	-	Text of bank guarantee

Appendix H	-	Promissory note

Appendix I	-	Tenant's minutes

Appendix J	-	Leasehold floor plan with connecting corridor; bill of quantities for setting up infrastructure and security system of the connecting corridor and stairwell door control

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

3.	The rent

Subject to fulfilling all the parties’ undertakings as set forth in this agreement, the Renter hereby undertakes to the rent out to the Tenant, and the Tenant hereby rents from the Renter, the Leasehold, under the terms of this rental agreement.

4.	Parties’ warranties

4.1	Renter’s warranties

The Renter hereby warrants and confirms:

4.1.1	That it is the registered owners and sole holder of the Real Estate, including the Leasehold, and that its full rights to the Real Estate, including the Leasehold, are free of any debt, charge, mortgage, foreclosure, legal order, administrative order, demolition order or third party right which may prevent it from renting the Leasehold to the Tenant and/or from fulfilling the Renter’s undertakings under this agreement in a timely manner; everything except for warning notes regarding the designation of the Real Estate in favor of the chairman of Rehovot planning and building local committee and a warning note in favor of Partner Communications Ltd., which does not and will not undermine the Tenant’s rights under this agreement.

4.1.2	That there is no hindrance for its entering into this agreement, everything subject to all the stipulations, arrangements and provisions set forth hereunder in this agreement.

4.1.3	That it has not conducted any contradicting transaction in connection with the Leasehold and that no third party has any rights to the Leasehold.

4.1.4	That the Project, including the Building, has been built and will be completed according to due building permits and that Form 4 has been received therefor, the Plans that apply to the Real Estate and the legal provisions, including for the purpose of the allowed designations at the Leasehold and that there is no hindrance to use the Leasehold for the purpose of the rent.

4.1.5	The Renter’s warranties shall not derogate from the Tenant’s duty to perform all its preliminary inspections and/or receive all the information it requires for the purpose of entering into this agreement by itself and at its own liability and expense.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

4.2	Tenant’s warranties

4.2.1	That it has actually and independently seen and inspected, including by means of experts and consultants on its behalf, in the eyes of a reasonable tenant, at its full satisfaction, the Real Estate and the environment where the Real Estate is located as well as the rights related to the Real Estate, and that it has seen and examined the general Plans for construction the Project, including the Building, as they are at the time of signing hereof, including the Plans for the construction of the Leasehold and the location of the Leasehold in the Building, including performing inspections in any register and/or entity and/or competent authority, with respect of the designation of the Building, including the Leasehold, and the possibilities to use the Leasehold, that it or anyone on its behalf has received the full information they requested to receive and that it has been given all the possibilities to conduct any inspection it requested to perform and receive any information; and that after it has performed all the above inspections, it found all of these satisfactory and fully and entirely suitable to its needs and purposes, in all aspects, and subject to the correctness of the Renter’s warranties and fulfillment of its undertakings, it found all of these satisfactory and suitable to its needs and purposes, and it hereby waives any claim of unsuitability in connection with any of the issues stated in this sub-section above, except for hidden fault and/or defect and/or unsuitability and/or such that the Renter knew of but failed to disclose to the Tenant in writing.

4.2.2	That it knows that following the delivery of possession of the Leasehold, the construction works in the Project will continue, including works for the purpose of completing and/or adjusting areas in the Building, for various tenants and/or constructing additional buildings to be built on the Real Estate and/or Real Estate development works, and it declares that it shall have no claim and/or demand and/or contention in this regard against the Renter subject to these works not causing unreasonable interruption and not causing a delay to the Tenant’s works and not interrupting the ongoing activity in the Leasehold and the access ways thereto. In any event, the Renter shall act towards minimizing nuisances. This is a material term of this agreement.

4.2.3	The Tenant knows that various businesses will operate in the Project and in the Building, including commercial units and areas, will be at such mix at the Renter’s sole discretion. The Tenant waives in advance any contention in connection with the type of businesses that will operate in the various leaseholds in the Project in general, and in the areas of the Building and in the commercial areas in particular, including their nature and standard, as well as any contention with respect of the scope of their activity, the opening days and times, the entry and exit arrangements to and from them and to and from the Commercial Center, the Parking Lot and the Building, provided that these shall not unreasonably interrupt the ongoing activity in the Leasehold and the access ways thereto.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

4.2.4	That it knows that the Renter shall be entitled to limit and/or entirely prevent the operation of a business or businesses for certain purposes in the Project, the Commercial Center, Building F and in the Building and/or give exclusivity to a certain business or businesses from time to time, and that it knows that the Renter is entitled to operate in the Commercial Center, in Building F and in the Building several businesses of the same type and for the same purpose, everything according to the Renter’s sole discretion and without limitation. The Tenant shall be prevented from making any claim and it hereby irrevocably waives any claim and/or demand and/or contention against the Renter in this regard. The Tenant also warrants that it has priced this issue and took it into consideration when entering into this agreement.

4.2.5	That there is no hindrance to its entering into this agreement and to performing all its undertakings under it in full and in a timely manner.

4.2.6	That it hires the Leasehold based on its own inspections and/or the inspection of anyone on its behalf only, and that it does not rely on any promise, representation or undertaking of the Renter and/or anyone on its behalf, except for the Renter’s warranties and undertakings as stated in this agreement. That under its aforesaid inspections, it has not come across any discrepancies between the Renter’s representations hereunder, if and insomuch that any has been given, and the actual condition. [***]

In view of the requirements of the parties’ safety consultant to build a connecting corridor in the Leasehold from the elevator lobby to the stairwell, the Tenant shall, as part of the adjustment works, build a delineated connecting corridor. Attached, as Appendix J1, is the Leasehold floor plan with a marking of the connecting corridor. In addition, as part of the adjustment works, the Tenant shall perform works for the purpose of adjusting the doors of both stairwells (as marked in the Plan) as controlled doors. [***]

[***]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

4.2.7	That it has received a decision in accordance with the provisions of any law and according to its incorporation documents confirming its entering into the transaction subject of this agreement for renting the Leasehold subject of this agreement and for fulfilling all its undertakings under it. Attached, as Appendix I to this agreement, is a copy of the Tenant’s minutes, including a confirmation of the Tenant’s attorney as to the validity of the above decision. The Tenant’s minutes, together with a “certified” copy of the Tenant’s incorporation certificate shall be produced to the Renter at the time of signing hereof.

4.3	This Section 4 (including all sub-sections thereof) is a fundamental, material section of this agreement.

5.	The Leasehold Area for the purpose of calculating rent

“The Leasehold Area” or “the Rent Area” is as follows:

5.1	The area of the Offices is approximately 1,250 sq m constituting external measurements gross only, everything as specified in the drawing attached as Appendix A1.

The total said area shall constitute and be referred to hereunder as “the Area for Charging Rent”.

5.2	It is hereby clarified that the content of this section shall not derogate from or prejudice the definition of the Leasehold in this agreement.

5.3	Repealed.

5.4	Insomuch that there are any deviations or changes with respect of the Leasehold Areas, between the provisions of this agreement and the municipality’s records, this shall not derogate from any of the Tenant’s obligations under this agreement, and the Tenant shall have no claim and/or demand and/or contention against the Renter in connection with such deviations and/or changes.

6.	Purpose of rent

6.1	The Tenant warrants and undertakes that it rents the Leasehold solely for the purpose of offices and research and development labs of the Tenant in the field of biotechnology, and not for any other purpose (the above purpose shall be referred to hereunder as: “the Purpose of Rent”).

The breach of the provision of this Section 6.1 above constitutes a material breach of the agreement.

6.2	The Tenant undertakes to operate its business in the Leasehold within the realm of the Purpose of Rent only, without any deviation and digression of any kind and form from the Purpose of Rent. Any change to or expansion of the Purpose of Rent are subject to receiving the advance, written consent of the Renter that shall be entitled not to agree to the performance of any such change or expansion for any reason, at the Renter’s reasonable discretion.

The breach of the provision of this Section 6.2 above constitutes a material breach of the agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

6.3	Without derogating from the generality of the foregoing, the Tenant confirms that it knows that operating the Leasehold while derogating or digressing from the Purpose of Rent, apart from being a material breach of this agreement as aforesaid, may result in a breach of other rental and/or authorization agreements between the Renter and other tenants in the Commercial Center and/or in Building F and/ in the Building as well as causing other damages to the Renter, including damages to its reputation and good name, and therefore the Renter may, in any case where the Business is operated in the Leasehold with a derogation or digression from the Purpose of Rent, receive, inter alia, an injunction against such operation. The Tenant shall evacuate the Renter immediately upon receipt of a first written request to do so accompanied by references, for any damage and/or expense and/or loss caused to the Renter as a result from any claim on the part of any tenant and/or authorized person and/or other any such damage (hereinafter in this section: “Other”) resulting from any change to or deviation from the Purpose of Rent by the Tenant, everything without derogating from any relief and/or remedy and/or right afforded to the Renter pursuant to the agreement and/or any law.

6.4	The Tenant warrants and undertakes that it has the knowledge, experience and ability to operate its business as set forth in the Purpose of Rent.

6.5	The Tenant agrees and warrants that it knows that the Renter may, at its choice and sole discretion, give exclusivity to specific businesses in the Commercial Center and/or in Building F and/or in the Building and/or prevent the operation of specific businesses as well as create a balance and/or business mix as it shall wish, at its sole discretion, in connection with the type of businesses that will operate in the Commercial Center, in Building F and in the Building. Inter alia (but not only) as a result, any change to or expansion of the Purpose of Rent requires the Renter’s prior, written consent as stated above. In addition, the Tenant hereby gives its irrevocable prior consent that the Renter may exercise its absolute discretion as stated above and that it may refuse the Tenant’s request as aforesaid for reasonable reasons only.

7.	The term of rent and the additional terms of rent (option)

The first term of rent

7.1	The first term of rent under this agreement is of 65 months (5 years and 5 months) and it begins on the Delivery Date of possession of the Leasehold to the Tenant as set forth in Section 12.1 hereunder, namely on November 15, 2018 and ends on April 15, 2024 (hereinafter: “the First Term of Rent”).

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

7.2	The second term of rent – the Tenant is hereby given an option to extend the rent of term beyond the First Term of Rent, by an additional term of rent of 60 months (5 years) which begins at the end of the First Term of Rent (hereinafter: “the Second Term of Rent”).

7.3	Extending the term of rent by the Second Term of Rent – at the end of the First Term of Rent, the term of rent shall be extended in the manner specified hereunder, to the full additional successive Second Term of Rent under the terms set forth in this section and only upon fulfillment of all the following accumulative conditions:

7.3.1	The Tenant has not breached the agreement by a material breach which has not been rectified notwithstanding a written warning (to remove any doubt, if the Tenant breaches the agreement as a result of the Renter’s breach or failure to comply with any of the provisions of the agreement, such breach shall not constitute failure to meet the accumulative conditions as set forth in this section).

7.3.2	And there are no legal proceedings between the parties at court regarding the cancellation of the agreement as a result of a material breach of any of the Tenant’s undertakings under the agreement.

7.3.3	The validity of the agreement shall ipso facto and automatically be extended and it shall fully apply (subject to the above stipulations) to the relationship between the parties also during the Second Term of Rent, unless the Tenant informs the Renter, in a written unreserved, unconditional notice received by the Renter at least 6 (six) months prior to the end of the First Term of Rent, of its wish not to extend the rent (hereinafter: “the Tenant’s Notice”), or: unless the Renter informs the Tenant, in a written unreserved, unconditional notice received by the Tenant at least 120 days prior to the end of the First Term of Rent, subject to the existence of a cause conferring upon the Renter a right not to renew the rental agreement as set forth in Sections 7.3.1 and 7.3.2 only, that it does not agree to extend the First Term of Rent as a result of the non-fulfillment of any of the conditions in sub-section 7.3.1 or 7.3.2 above only (all or some of them). To remove any doubt, it is clarified that failure to receive such notice by any of the parties to the agreement for any reason following 14 days of the designated date for the delivery of the relevant notice shall result in an automatic extension of the agreement to the full additional term of rent as aforesaid.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

7.3.4	If the term of rent has been extended as aforesaid, all the provisions of the agreement shall apply in full also throughout the relevant term of rent, and the relevant additional term of rent shall be deemed as part of the term of rent for all intents and purposes, except for the issue of rent which shall be subject to the provisions of Section 8 hereunder. To remove any doubt, it is clarified that the extension of the agreement in accordance with the above provisions shall result in an automatic extension of the management agreement too and for an identical term.

7.4	If the First Term of Rent has not been extended in accordance with the foregoing, the agreement shall be terminated at the end of the relevant term of rent, as applicable, without the Tenant having any claim and/or demand and/or contention against the Renter for such termination and the Tenant shall evacuate the Leasehold at the end of the relevant term of rent in accordance with the provisions of the agreement.

7.5	The Tenant may not terminate the rent and/or evacuate the Leasehold prior to the end of the term of rent and/or prior to the end of the full relevant term of rent that was extended or entered into force, other than under the provisions hereof. If, notwithstanding the foregoing, the Tenant evacuates the Leasehold prior to the end of the term of rent as aforesaid, for any reason and without being entitled to do so explicitly under the provisions of this agreement, all the Tenant’s undertakings shall continue to apply as stated in this agreement and the appendices thereof, and the Tenant shall be required, inter alia (but not only) to pay the Renter and/or the Management Company and/or any third party, as applicable and in a timely manner, all the payments of any kind and nature that apply to it under this agreement and the appendices thereof, until the end of the full relevant term of rent that was extended or entered into force. Notwithstanding all of the foregoing, the evacuation and/or termination of activity in itself shall not constitute a breach.

7.6	To remove any doubt, it is clarified that the provisions of Section 7.5 above shall not derogate from the Renter’s right, under the provisions of the agreement and/or by law, to instruct the Tenant to evacuate the Leasehold.

7.7	To remove any doubt, it is clarified that upon the end of the Second Term of Rent (if it entered into force under the provisions hereof), this agreement shall terminate, the Tenant shall have no option to extend it for an additional term other than with the consent of the parties in writing to extend the term of rent, it shall have no claims and/or demands and/or contentions against the Renter due to such termination, and it shall evacuate the Leasehold in accordance with the provisions of this agreement hereunder.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

8.	Rent

The Tenant shall pay the Renter in all the term(s) of rent, as specified in Section 7 above, ’the Inclusive Rent’, as defined hereunder, everything according to the following provisions:

It is clarified that ‘the Inclusive Rent’ is the amount of ‘the Basic Rent’ and the ‘Basic Adjustment Cost’, as these terms are defined in Sections 8.13 and 8.14 hereunder.

Rent for the Offices areas

8.1	During the First Term of Rent – for each month during the First Term of Rent the Tenant shall pay the Renter inclusive monthly rent (following addition of the Basic Adjustment Cost as defined hereunder) at an amount of [***] NIS (in words: [***]) for every sq m of the Leasehold Areas multiplied by the “Area for Charging Rent” stated in Section 5.1 above (hereinafter: “the Inclusive Rent”). [***]

To remove any doubt, it is clarified that during the Exemption Period the Tenant shall be exempt from paying the Inclusive Rent and from paying rent for the Leasehold Parking Spaces as defined hereunder.

8.2	The Inclusive Rent for the Second Term of Rent shall be updated and amount to the sum received from the total Inclusive Rent in the full last month of the First Term of Rent according to the provisions hereof together with Linkage to the Index (hereinafter: “the Linked Rent”) plus additional 5% (five percents) of said Linked Rent (hereinafter: “the Inclusive Rent in the Second Term of Rent”).

8.3	The Inclusive Rent stated in this agreement shall be Linked to the Basic Index during all the terms of rent (excluding the Period of Exemption), and Linkage Differentials to the Index shall be added to the rent.

8.4	Such Linkage Differentials shall be considered, for all intents and purposes, as part of the rent. The rent, together with the Linkage Differentials, shall be hereinafter referred to as “the Rent”.

8.5	Rent for the Leasehold Parking Spaces – the Rent and Management Fee for the Leasehold Parking Spaces shall be at an amount of NIS [***] for each specific single Parking Space and NIS [***] for each non-specific single Parking Space, together with VAT and Linkage to the Basic Index as specified in the Parking appendix (Appendix A-3). To remove any doubt, it is clarified that the Rent for each Parking Space is also inclusive of the Management Fee for the Parking Space but not the municipal rates for the Parking Spaces which shall be paid by the Tenant directly to the municipality as well as the signposting costs which shall be paid directly to the Renter.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

8.6	The Tenant shall pay Rent to the Renter in actuality and in advance for each Quarter (3 calendar months) during the term of rent, on the first business day of each Quarter. “Business Day” means one of the weekdays Sunday to Thursday on which bank businesses are actually held in Israel.

8.7	It is clarified that delivery and/or deposit of any check and/or deed to the Renter and/or Management Company and/or providing standing orders shall not be deemed under any circumstances as payment, other than after such monies and/or payments have actually been repaid.

8.8	Without derogating from any other provision hereof, the Tenant undertakes to pay Rent to the Renter and the Management Fee to the Renter or to the Management Company and all the other payments of any kind and type that apply to it under this agreement and/or under any law to the Renter and/or to the relevant entity as applicable.

8.9	It is hereby agreed that for each payment that shall not be paid on the fixed date in this agreement, the Tenant shall be required to pay the Renter the Interest for Delay as defined above for such amount, calculated from the designated payment day as aforesaid until the actual date of payment, in addition to and without derogating from any relief and/or remedy and/or right afforded to the Renter under the agreement and/or any law, following the delivery of a written warning by the Renter 14 days in advance.

8.10	The Renter hereby gives the Tenant an irrevocable instruction to pay the Rent into the Renter’s Account, stated in Section 1.25 above, by an authorization to charge an account as stated in Section 8.11 hereunder.

8.11	Settlement of payments by an authorization – the Tenant hereby gives an authorization to the Renter and the Renter hereby accepts the Tenant’s authorization to charge the Tenant’s account with the amounts of the Rent and Management Fee that the Tenant has undertaken to pay under this rental agreement. The Tenant shall, upon signing hereof, sign a letter of authorization to the bank, in the form attached in Appendix D-1 hereto, to charge the Tenant’s bank account (hereinafter: “the Letter of Authorization”). The Tenant undertakes not to cancel or change the Letter of Authorization or any of its provisions prior to the end of the term of rent or prior to the date of returning possession of the Leasehold to the Renter, the latest of them. The Renter undertakes to use the Letter of Authorization for charging the Tenant’s account only in accordance with and subject to the provisions of this agreement. This is a fundamental, material term in this agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

8.12	“Allocation” transaction – it is clarified that this rent transaction is an “allocation” transaction. The Tenant receives the Leasehold Area at “shell unit” level (as set forth in Appendix B) and undertakes to perform the adjustment works in the Leasehold for its needs by itself and at its own expense as set forth in Appendix C. Subject to performing the adjustment works by the Tenant, the Renter undertakes to participate in the Basic Adjustment Cost by paying the Participation Amount at the following dates and rates:

8.12.1	[***]% of the Participation Amount – at the end of the first month of the adjustment period.

8.12.2	[***]% of the Participation Amount – at the end of the second month of the adjustment period.

8.12.3	[***]% of the Participation Amount – at the end of the third month of the adjustment period.

8.12.4	[***]% of the Participation Amount – upon receipt of all the fire safety certificates.

8.12.5	[***]% of the Participation Amount – upon completion of the adjustment works by the Tenant, receipt of AS MADE plans, facility file, and all the approvals for Form 4 and occupancy of the Leasehold.

To remove any doubt, it is clarified that the total Participation Amount the Renter undertakes to pay the Tenant is 2,000 NIS/sq m together with VAT multiplied by the Area for Charging Rent as defined in Section 5.1 above. All payments shall be made directly into the Tenant’s account and subject to the Tenant providing a due invoice and bill specifying the uses made of the amount transferred to the Tenant by the Renter as well as a certificate of keeping of account books and an exemption from withholding tax at source.

Any breach of the provision in this Section 8.12 shall constitute a material breach of the agreement.

Calculation of Rent during the term of rent and the cost of adjustments

‘The Basic Monthly Rent’ for the Leasehold shell unit is [***] NIS/sq m together with VAT, multiplied by the Area for Charging Rent stated in Section 5.1 above (hereinabove and hereinafter: “the Basic Rent”).

The Basic Adjustment Cost – the amount of the Basic Adjustment Cost that the Tenant will pay in addition to the Basic Monthly Rent, which has been determined and agreed upon by the parties as set forth in Appendix C hereto is [***] NIS/sq m together with VAT multiplied by the Area for Charging Rent stated in Section 5.1 above (hereinafter: “the Basic Adjustment Cost”).

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

8.13	The Basic Adjustment Cost was determined based on an agreed key which is an addition of [***] NIS/sq m for every [***] NIS/sq m invested by the Renter in adjusting the Leasehold for the Tenant’s needs.

For example: if the Renter invests an amount of [***] NIS per sq m in adjusting the Leasehold for the Tenant’s needs, [***] NIS/sq m ([***] NIS/sq m/ [***] NIS/sq m = [***]) will be added to the basic price which is as aforesaid [***] NIS/sq m, such that the Inclusive Rent per sq m, following performing the adjustments, will be [***] NIS/sq m ([***] NIS/sq m + [***] NIS/sq m = [***] NIS/sq m) together with Linkage Differentials to the Basic Index stated above.

8.14	It is clarified and emphasized that the Inclusive Rent provided for under this agreement, including the Renter’s investment in the cost of adjusting the Leasehold for the Tenant’s needs at a scope of [***] NIS per sq m gross, as set forth in Appendix C, has been determined by the Renter based on the Tenant’s notice that it intends to realize the full Second Term of Rent provided for under this agreement.

8.15	If the Renter receives the Tenant’s Notice of not exercising the option of the Second Term of Rent, the Tenant undertakes to refund the Renter with 50/100 shares (in words fifty parts out of hundred) of the Basic Adjustment Cost which was actually paid by the Renter, together with Linkage Differentials to the Index known on the date of its payment to the Tenant (hereinafter: “the Adjusted Cost of Adjustments”).

8.16	To remove any doubt, if for any reason (except as specified in Section 20.2 and/or a material breach by the Renter that has not been rectified in accordance with the provisions hereof), and notwithstanding the provisions of Section 8.15 above, the Tenant abandons the Leasehold and/or ceases to pay the Rent prior to the end of the First Term of Rent, the Tenant shall be obligated to refund the increased pro-rata Adjusted Cost of Adjustment according to the remainder of the unused First Term of Rent.

For example, if the Tenant abandons the Leasehold at the end of a full year of rent, the Tenant undertakes to pay the Renter 90/100 parts of the Basic Adjustment Cost together with Linkage Differentials. For the purpose of the example, at the end of two full years of rent, the Tenant undertakes to refund the Renter with 80/100 parts of the Basic Adjustment Cost together with Linkage Differentials to the Index and so on.

8.17	The Tenant undertakes to refund the Renter with the Adjusted Cost of Adjustments or with the increased pro-rata Adjusted Cost of Adjustments, as applicable, on the date of delivery of the Tenant’s Notice provided for in Section 7.3.3 above or on the abandonment date of the Leasehold or on the date of discounting to pay the Rent, as applicable and at the earliest of these dates. This is a material undertaking of this agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

All the securities provided for under this agreement shall also be used as securities to secure the refund of the Adjusted Cost of Adjustments or the increased pro-rata cost to the Renter. The Renter may realize the securities it holds, inter alia, also for charging the Adjusted Cost of Adjustments from the Tenant, in accordance with the provisions hereof. For the removal of any doubt and in any event, it is clarified that in any case and scenario under this agreement, the adjustments made to the Leasehold, whether under the finish works down to shell unit level or under the performance of the Tenant’s adjustment works, shall constitute the Renter’s exclusive property, and the Tenant shall not be entitled to any indemnification and/or compensation of any kind or type for them or to dismantle them or to take possession and/or ownership and/or right of any kind or type of them. This is a fundamental, material term in this agreement. The foregoing shall not derogate from the Tenant’s claims in case this agreement terminates early by fault of the Renter and/or anyone on its behalf.

8.18	The breach of the any of the provisions of this section above, including all sub-sections thereof, constitutes a material breach of the agreement.

9.	Value Added Tax

Statutory VAT shall be added to all the amounts specified above and hereunder. The Tenant shall pay Value Added Tax for each of the payments that it is obligated to pay the Renter in accordance with the provisions of this agreement at such rate as shall be from time to time pursuant to the law and/or any tax that shall supersede it and/or any tax that according to the law imposing it shall apply to any payment that the Tenant is obligated to pay in accordance with the provisions of this agreement. The Renter shall pay Value Added Tax for each of the Participation Amount payments for the “allocation” transaction as defined in Section 8.12 above. The Renter shall produce due invoices for the Tenant’s payments within 14 days of the payment date.

10.	Additional payments

Throughout the term of rent the Tenant shall pay, in addition to all the other payments applicable to it under this agreement, all the payments, levies, municipal rates, taxes, and compulsory payments of any kind, municipal and/or governmental and/or other, including and without derogating from the generality of the foregoing, any fee, licensing fee, and licenses of any kind that relate to the Leasehold and/or to the business operating in it and/or to the operation and/or holding thereof as well as all the other payments relating to the Leasehold, everything provided that these apply, by their nature and/or pursuant to any law, to a tenant and/or holder and/or user and/or to the business operated by the Tenant in the Leasehold and/or to business operator in a real estate property, by itself and at its liability, everything if it is required to do so. The parties likewise agree that any taxes or levies in connection with the Leasehold and/or the operation and/or holding thereof which, by their nature, apply to a tenant and/or holder and/or user and/or to the business operated by the Tenant in the Leasehold, shall apply to the Tenant, everything in the same manner as described above.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Without derogating from the generality of the foregoing, and in addition to any other payment applicable to it under this agreement, the Tenant shall pay in full and on the date prescribed in the agreement and/or by law (as applicable), by itself, all the following payments:

10.1	With respect of all the payments such as (but not only) supply of water, telephone, gas, municipal rates, business tax, signposting tax, or any other expense relating to the use and/or operation of the Leasehold except for electricity that will be paid in accordance to Appendix B – all the costs will be according to the actual consumption that will be measured by a separate meter and paid directly to the Renter.

It is clarified that the Tenant undertakes to inform the municipality and the other entities and/or suitable authorities in writing of the delivery and receiving of possession of the Leasehold, as of the first date on which the Leasehold is delivered to it and to be registered as holder of the Leasehold in the municipality’s records. In addition, the Tenant undertakes to transfer the name of the holder, debtor and recipient for the water and/or telephone and/or electricity and/or municipality bills and any other bill that applies to the Tenant, into the Tenant’s name, and it undertakes to return all said bills into the name of the Renter and/or anyone on its behalf (and at the Renter’s instruction) at the end of the term of rent, everything with the Renter’s cooperation, should it be required to provide it.

As of the Beginning of Term of Rent or receiving possession of the Leasehold, at the earlier of these dates, the Tenant undertakes not to apply to the municipality for exploiting an ‘exemption from rates in an empty property’, for the entire term of rent and/or extended terms of rent, as applicable. If the Tenant breaches this undertaking, the Tenant undertakes to repay the Renter, on the date of receiving the exemption from rates, an amount equal to the municipal rates from which the municipality exempted it. This is a material undertaking of the Tenant. Notwithstanding the foregoing, the Tenant is entitled at any time to apply for exemption from rates for unusable property and/or for property under renovations.

10.2	All the payments to the Renter and/or Management Company, as applicable, for the Management Fee of the Project, including the Building, as stated in Section 14 hereunder.

10.3	All the payments, fees, levies, and taxes of any kind and type which apply to the management of the Tenant’s business in the Leasehold, including and without derogating from the generality of the foregoing, licensing fee of the Tenant’s business.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

10.4	All the expenses for installing a telephone line and/or other communication systems in the Leasehold and for the use of them; it is clarified that the telephone shall be installed by a national operator with a suitable license, everything at the Tenant’s exclusive liability and expense according to the instructions of the Renter and/or Management Company, and it shall be registered in its name only and at its exclusive liability.

10.5	The Tenant undertakes to present to the Renter and/or Management Company, within a reasonable period of time, approvals that it has no debts for making the above payments, subject to the written request of any of them.

10.6	The Renter may (but shall not be obligated to in any event) pay, instead, at the expense and to the credit of the Tenant, any of the payments applicable to the Tenant that the Tenant has, for any reason, refrained from paying in full and/or in a timely manner, after the Renter demanded the Tenant in writing to make such payment and the Tenant failed to do so within 14 days, except in cases where the Tenant knowingly and deliberately refused to pay any payment and is under a proceeding of contention, appeal or any other proceeding for cancelling its liability for such payment. If the Renter pays any such payment, the Tenant shall be required to refund the Renter with any such amount within 14 days of the Renter’s first request, without derogating from any relief and/or remedy and/or right afforded to the Renter under this agreement and/or any law. Without derogating from the foregoing and without derogating from any relief and/or remedy and/or right afforded to the Renter under this agreement and/or any law, it is agreed and emphasized that any amount that the Renter pays instead of the Tenant as aforesaid shall bear Interest for Delay as of the date of its payment by the Renter until the actual date of refund.

11.	Construction works in the Building and in the Leasehold

11.1	Works in the Leasehold

11.1.1	Until the Delivery Date, the Renter shall complete and perform in the Leasehold the works that the Renter is obligated to perform, as set forth in Appendix B (down to shell unit).

11.1.2	As a condition to perform the Renter’s adjustment works in the Leasehold and their completion until the Delivery Date, the Tenant shall produce, for the Renter’s review, no later than 90 days of the signing date hereof, an architectural floor plan and a safety plan of the Tenant’s adjustment works in the Leasehold. Following the beginning of the adjustment works and simultaneously with their performance, the Tenant shall transfer to the Renter the rest of the specifications and Plans for prior approval before their execution. The Renter may, at its reasonable discretion, approve said Plans and technical specifications, make amendments and/or changes to them, or not approve them for reasonable reasons only. If the specifications and Plans are not approved, all or part of them, the Tenant shall submit to the Renter new plans and specifications, according to the instructions of the Renter and/or anyone on its behalf, within a reasonable period of time as the Renter shall determine.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.1.3	Following their approval by the Renter and its consultants as soon as possible (and no later than 7 days of the date of submitting them), and subject to any changes made or required by the Renter, said Plans and technical specifications shall be attached as Appendix C and shall constitute an integral part thereof as of that date. The Tenant undertakes to act and bear the wage of the Renter’s consultants as required for “inspection of the Tenant’s Plans”, according to demand for money issued by the Renter or its consultants.

11.1.4	The Tenant undertakes to work with the Building safety consultant only (Shmuel Netanel) at its own expense for the purpose of receiving a fire safety certificate.

11.1.5	The Tenant warrants that for the purpose of performing the works, the Tenant assumes, with respect of the Leasehold, all the duties imposed on a general contractor, construction contractor, foreman and employer pursuant to the Safety at Work Ordinance [New Version], 5730-1970 (hereinafter: “the Safety at Work Ordinance”), pursuant to the Labor Inspection (Organization) Law, 5714-1954, and pursuant to any other law dealing with safety at work, including all the regulations, provisions and orders published and/or to be published by virtue thereof in the future and shall be liable to the full, accurate performance of all the provisions included and/or to be included therein.

The Tenant and/or anyone on its behalf shall appoint a duly certified foreman and a safety supervisor and shall inform of their appointment to the Safety and Occupational Health Administration at the Ministry of Economy or to any other authority, as required by virtue of any law, and shall produce a copy of its notices to the Renter, as required by law.

11.1.6	The Renter warrants and undertakes that during and for the purpose of performing the works in the Leasehold by the Tenant, the Renter shall allow the Tenant and the employees on its behalf free access to the Leasehold for the purpose of performing the works, using, and transporting materials and equipment in the Building freight elevator, and an organization area in the basement/near the area of unloading goods in the Building. The provision of this section shall apply Sunday to Thursday 07:00 to 18:00 and on Friday 07:00 to 14:00 when beyond these times the Tenant and/or anyone on its behalf may continue working in the Leasehold only (but not transport equipment and/or materials), subject to the provisions of the law and under prior coordination with the Project manager on behalf of the Renter. In addition to the above, the Renter undertakes to allow the Project manager on behalf of the Renter and its employees up to 5 Parking Spaces free of charge, everything during the period of adjustment works only.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.1.7	The Renter shall not be liable to any hindrance or delay in completing the Leasehold and/or in delivery of possession of the Leasehold to the Tenant as a result of any delay on the part of the Tenant in providing the Plans and specifications that the Tenant is required to provide to the Renter as stated in Section 11.1.2 and/or to any of its consultants for “inspection of the Tenant’s Plans” above or delay in their adjustment to the Renter’s reasonable requirements, and the Tenant shall be exclusively liable to any hindrance and/or delay in completing the Leasehold and shall bear by itself and at its exclusive expense all the implications of such delay.

11.1.8	Without derogating from the generality of the foregoing, the Tenant shall pay the Rent, bear all the other payments that it is required to bear under this agreement, and shall meet all of its other undertakings as set forth in this agreement – unless the delivery of possession of the Leasehold is postponed or delayed as a result of the delays stated in these sections by the direct fault of the Renter or anyone on its behalf, starting on the date on which possession would have been delivered to the Tenant had the Tenant met its undertaking with respect of the date of providing the specifications and Plans and/or with respect of the completion date of works in the Leasehold.

11.1.9	In the event that the Renter decides to revoke this rental agreement pursuant to the provisions hereof as a result of the Tenant’s material breach due to any of the circumstances specified above, the Tenant shall not be entitled to any indemnification and/or refund for any works it has performed and/or facilities and/or equipment and/or devices and/or fixtures it has added to and/or installed in the Leasehold, and the provisions of Section 22 hereunder shall apply to the parties.

11.2	Air conditioning, electricity and alarm systems

11.2.1	The Tenant undertakes to install an air conditioning system in the Leasehold as set forth in and subject to the provisions of Appendix B and Appendix C hereto. The air conditioning system in the Leasehold shall be installed and connected to the central system at the Tenant’s expense only. The Renter shall have the right to approve or disapprove the air conditioning system plan for reasonable reasons only. The Plans will be submitted to the Renter prior to ordering the system.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.2.2	The Tenant undertakes to install in the Leasehold, at its own expense, a fire alarm system (including sprinklers spread according to the Tenant’s needs) as set forth in and subject to the provisions of Appendix B and Appendix C hereto. The water supply pipeline to the sprinklers up to the entry into the Leasehold (including emergency water reservoir) shall be performed by and be at expense of the Renter.

11.2.3	The Tenant warrants that it knows that the Renter is the sole right holder vis-à-vis the Israel Electricity Corporation regarding the receipt and supply of power to the Building. Supply of power to the Building and to the Leasehold shall be as specified in Appendix B hereto. It is clarified that the Renter shall have no liability in the event of any fault in the supply of power to the Leasehold unless it occurs by a deed and/or failure of the Renter. This is a material term of this agreement.

11.2.4	Electric power systems:

11.2.4.1	The Tenant undertakes to install in the Leasehold at its own expense, an electric power system, as set forth in and subject to the provisions of Appendix B and Appendix C hereto.

11.2.4.2	The Tenant shall have no claim and/or contention against the Renter in the event of any flaw in the temporary electric power system and/or in the supply of power to the Leasehold, provided however that the origin of flaw is not a deed and/or negligent omission of the Renter.

11.2.5	The Tenant shall provide the Renter, within up to seven (7) days prior to the request for permanent connection to power, a certificate from a certified inspecting electrician that the electric power system in the Leasehold is proper and that there is no risk in connecting it to the electric power system of the Building. Providing such certificate shall constitute a condition to connecting the electrical power system in the Leasehold to the electrical power system of the Building. Failure to connect the Leasehold to the electrical power system shall not exempt the Tenant from its obligations under this agreement, including payment of Rent and expenses.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.2.6	The Tenant confirms that it knows that the electricity meters, including the Leasehold meter, shall be located together by the Renter with respect of each floor or area in the Building as the Renter shall choose, and the Tenant agrees to such location of the meter and to being charged according to the reading thereof. Any disagreements shall be resolved by an agreed consultant. The Tenant shall pay the Renter the installation cost of the electricity meter used for the Leasehold no later than 7 (seven) days of the Renter’s written request, and according to the amount stated by the Renter in its request when it is backed up with references. The Renter’s request shall be based on the cost of buying and installing the meter.

11.2.7	The Tenant undertakes to pay the Renter or the Management Company, at the Renter’s decision, for power consumption in the Leasehold during the term of rent, any amounts stated in the charges sent by the Renter or Management Company, at the Renter’s decision, by checks or bank transfers to the Renter or (at the Renter’s decision) the Management Company, to be produced to them shortly after the delivery date of the charge notice to the Tenant. Said charges for the electric bills shall be based on the up-to-date tariff of the Israel Electricity Corporation.

11.2.8	The Tenant warrants and confirms that it knows that prior to the ‘Delivery Date’ and in order to allow work and illumination in the Leasehold, a temporary electric power system shall be set up by the Renter and power shall be supplied to a floor central distribution board, without any meters, to which the Tenant shall be connected. The Tenant undertakes to pay its pro-rata share in the cost of the temporary electric power system and any payment for consumption, everything as determined in the Renter’s request, and without such payment the Leasehold will not be connected to the Building electric power system.

11.2.9	The air conditioning system, sprinklers system, and electric power system, including all the components, accessories and facilities of said systems, and all the improvements, changes and additions made by the Tenant during the term of rent shall transfer, upon the end of the term of rent or upon the cancellation of this agreement, and including upon replacement of the Tenant, to the possession and ownership of the Renter, and the Tenant hereby waives any claim and/or demand with respect thereto and it shall be entitled to no payment or indemnification for them, neither from the Renter nor from the Management Company.

11.2.10	The Renter undertakes to be liable to repair defects in the works performed on behalf of the Renter including the shell unit of the Leasehold which constitutes part of the Building construction and to repair defects and faults in public systems in the Building (including public systems that go through the Leasehold, such as central air conditioning, electric power and sewage systems) throughout the term of rent.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.3	General provisions regarding the construction of the Building and the Leasehold

11.3.1	The parties know that as a result of the decisions of any competent authority and/or the decisions of the Renter and/or anyone on its behalf, changes may be made to the planning and building of the Project and/or Building and/or Leasehold. In such case, it is agreed that the Building and Leasehold shall be built as close as possible to their description in the agreement and its appendices taking into consideration and subject to said changes.

11.3.2	The Renter may at any time, without requiring any consent of the Tenant, make any change or addition in the Project, at its sole discretion, both before the beginning of the term of rent and during and/or after it, including, but not only, additions or reduction of areas, addition of floors, areas or wings to the Commercial Center and/or to Building F and/or to the Building and/or converting closed or open Public Spaces into areas in the exclusive use of various users, changes to openings and passageways, changes to parking lots, to the usages of basements, to the entry openings (for pedestrians and vehicles) of the Commercial Center and/or Building F and/or the Building, to the security room and/or toilets, additions and/or omissions of various building areas, and any other change to the construction or Project Plans, provided that no damage and/or unreasonable interruption is caused to the Leasehold, to the free access to the Leasehold, and to the Public Spaces joined to the Leasehold (hereinafter in this section: “the Changes”).

The Tenant shall be prevented from making any contentions and/or claims and/or demands against the Renter and/or anyone on its behalf in connection with performing the Changes, all or some of them, and the Tenant undertakes not to interrupt or object to any Change or addition as aforesaid for any reason, including no such objection to reasonable interruptions caused to it, if any, during the performance of the addition and Change. This is a material term of this agreement.

11.4	The Tenant undertakes to allow the Renter and/or anyone on its behalf enter into the Leasehold at any reasonable time, both to inspect the fulfillment of all the terms of the agreement and to perform any works and/or repairs, everything under prior coordination with the Tenant. There shall be a right to conduct an audit at the Leasehold during and after the performance of the Tenant’s works, and the Renter may request the Tenant to make changes to the Tenant’s works which have been performed contrary to the approved Plans, in writing and in accordance with the provisions hereof, and the Tenant undertakes to fulfill any such reasonable requirement within a reasonable period of time and such that it will not prejudice the occupancy date of the Leasehold.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.5	In any disagreement between the parties which relates to the degree of construction suitability of the Leasehold to the specifications and Plans, and in any disagreement relating to any delay on the part of the Tenant in producing any specifications and Plans and/or adjusting them to the Renter’s requirements as stated in Section 11 including all its sub-sections and/or relating to the duration of the delay that was caused as a result in delivery of possession in the Leasehold to the Tenant and/or in the Beginning of the Term of Rent and for the duration of the delay which is required thereby, as applicable, and in any other issue relating to the performance of the construction work of the Project and Leasehold – an expert engineer who shall be appointed with the parties’ consent shall rule as an expert (and not as an arbitrator), and his decision shall be final and bind the parties for all intents and purposes as if it was originally acceptable to them, and in the absence of such consent within 30 days of any such approach, the expert shall be appointed by the chairman of Israel Organization of Consulting Engineers and Architects.

11.6	To remove any doubt, it is hereby agreed and clarified that the Tenant only, and as opposed to the Renter, shall be exclusively liable to receive all the licenses and/or confirmations and/or permits required under any law to open its business in the Leasehold and to conduct it throughout the term of rent, everything at its exclusive expense, including business license pursuant to the Licensing of Businesses Law 5728-1968 and/or any law. The Tenant undertakes to fulfill throughout the term of rent all the required conditions for the purpose of receiving such permits, licenses and confirmations, to conduct its business according to their terms, and to keep them in force throughout the term of rent, not to make any exceptional use of the Leasehold and not to conduct in it businesses which are not allowed pursuant to any law that is or shall be applicable, and to comply with the instruction of any authority that lawfully acts in connection with the above issues, everything subject to and in accordance with the provisions of Section 16 hereunder.

11.7	The Tenant undertakes not to install and not to allow and/or provide its consent to any other third party to install any antennas and/or cellular relays and/or receivers and/or transmitters (hereinafter: “Transmitters”) in the Building and/or in its vicinity. The Renter may install and/or agree to the installation of Transmitters, at its sole discretion, within the premises of the Project including the Building, and the Tenant may not oppose to that provided that those shall comply with the relevant instructions and not cause any nuisance and/or safety/health hazard. This is a material section in this agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

11.8	Signposting

11.8.1	The Tenant may not install signs outside of the Leasehold Area (including in areas of roofs and/or facades of the Building). The Tenant is entitled to signposting in the Building lobby and on the Leasehold floor (except inside the Leasehold Area) as accepted in the Building, everything pursuant to the provisions of this agreement and the appendices thereof and the Renter’s approval.

11.8.2	With respect of signposting which is not inside the Leasehold, the Renter may determine the shape, location and size of signposting, and it is clarified that the signposting shall be installed by the Renter and/or the Management Company, at the expense of the Tenant. The bills of the Renter and/or Management Company for these expenses shall constitute prima facie proof in this regard and the Tenant undertakes to pay them immediately upon the first written request.

11.8.3	The Renter may remove, at the Tenant’s expense, any sign installed thereby in violation of the provisions of this section. Any amount paid by the Renter in connection with removing the sign and/or repairing the wall or roof on which the sign has been installed shall be reimbursed by the Tenant to the Renter within 7 days of the date of sending a request letter by the Renter to the Tenant.

11.8.4	The Tenant warrants that it has no objection and that it agrees that signs shall be placed on the facades and/or roof of the Building by the Renter and/or any third party, with the Renter’s permission, provided however that the signs to be placed shall not be located in the Leasehold Area, including the Leasehold facades, external walls and/or that such signposting shall have no impact on or trace in the Leasehold (including the sight line from within the Leasehold). In addition, the Renter may fix a sign to the Building walls which includes the Renter’s name, logo and commercial symbol and other details that refer to the Renter provided that any payments that derive from placing and/or fixing such signs shall not be imposed on the Tenant.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

12.	Delivery of possession and delivery protocol

The Renter undertakes to complete the Building construction works (excluding development works, finish works in the Public Spaces, operating the electro-mechanical systems, finish of preparing loading and unloading areas, store rooms, Parking Lots and access ways and various finish works including Public Spaces and systems and excluding environmental development provided that failure to complete them shall not prevent the Tenant’s reasonable function for the Purpose of Rent) and complete the Renter’s works in the Leasehold and deliver possession of the Leasehold to the Tenant when it is clean and ready for the performance of the Tenant’s adjustment works from any aspect, with a possibility for permanent connection to the systems and with free, safe access including one elevator at least and a Parking Lot (with charge, subject to the provisions of the rental agreement), which works until the ‘Delivery Date’, and the following provisions shall apply:

12.1	Possession of the Leasehold to the Tenant as aforesaid shall be delivered on the Delivery Date, as defined in this agreement. Upon delivery of possession, a delivery protocol shall be made and signed by representatives on behalf of both parties.

To remove any doubt, it is clarified that the Tenant’s failure to cooperate with the Renter in preparing a delivery protocol and/or the existence of any defects and/or discrepancies and/or the need of complementary works in the Leasehold, insomuch that these are unsubstantial / do not prevent the Tenant’s proper function in performing the adjustment works and/or for the Purpose of Rent, shall not be used as hindrance to receive possession in the Leasehold, and the Tenant shall in any event be obligated to receive delivery of the Leasehold on the Delivery Date.

12.2	The Tenant undertakes to receive possession on the Delivery Date and confirms that in any case it fails to appear for receiving possession on such date, all the duties that apply to the Tenant as stated in this agreement shall apply to it as of this date, including duty to pay Rent, Management Fee, municipal rates as well as the other additional expenses and payments imposed on it hereunder.

12.3	On the possession Delivery Date and as a condition thereto, the Tenant undertakes to perform the following actions:

12.3.1	To receive possession of the Leasehold. Receiving possession of the Leasehold by the Tenant shall not constitute a confirmation on its part that the Leasehold has been delivered to it in full compliance with the provisions of this agreement and to its full satisfaction.

12.3.2	To pay, as of the end of the Exemption Period, the full Rent for the relevant Quarter in the First Term of Rent as well as the Management Fee and all of the other additional expenses and payments required until that date under the agreement.

12.3.3	To provide the Renter with insurance confirmations signed by the insurer for the entire term of rent as specified in the Insurance Appendix.

12.3.4	To provide the Renter with an irrevocable standing order to the bank for transferring the payments.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

It is hereby clarified that if the Tenant fails to timely and fully perform any of the above actions, possession in the Leasehold shall not be delivered to it without this being considered as any breach on part of the Renter, everything without derogating from any relief and/or remedy and/or right afforded to the Renter and/or Management Company pursuant to this agreement and/or the management agreement and/or any law, and without derogating from the provisions of Section 12.2 above and the Tenant’s undertaking to perform all the foregoing in full and in a timely manner.

13.	The business activity and its times in the Building and in the Leasehold

13.1	Opening the business in the Leasehold

The Tenant undertakes to conduct its business in the Leasehold regularly, continuously and at a high level of management and maintenance which is adequate in similar modern, luxurious buildings, starting as of the Delivery Date onwards throughout the term of rent, everything as acceptable in businesses similar to that of the Tenant.

13.2	The Tenant undertakes to fully and timely pay any payment (due from it under the agreement), including Rent, whether or not it uses the Leasehold.

13.3	The Tenant may close its business in the Leasehold for the periods of time acceptable in the Tenant’s type of business. Closing the business in the Leasehold for any reason shall not derogate from the Tenant’s duty to pay the Rent for the full term of rent.

13.4	The opening times of the business conducted in the Leasehold shall be as acceptable in the Tenant’s type of business, without derogating from the provisions of any law and any competent authority.

13.5	Without derogating from any of the above provisions, the Tenant warrants that it knows that the Renter and/or the Management Company has the full right to allow other leaseholds and/or businesses in the Building, at their absolute choice and discretion, to open their places of business at such times and dates at the discretion of the Renter and/or Management Company, and the Tenant irrevocably declares that it shall have no objection that the other places of business in the Building, all or some of them, shall operate their businesses at such times and dates, and that it shall have no claim and/or demand and/or contention against the Renter and/or the Management Company and/or the other tenants in this regard.

13.6	The Tenant warrants and undertakes that it knows that places of business and stores of all types shall operate on the premises of the Project, the Commercial Center, Building F and the Building, according to the mix and nature of the leaseholds acceptable in centers of the Project type, at the sole discretion of the Renter, and it warrants and undertakes that it shall have no claim and/or demand and/or contention in this regard, including in connection with their times of activity, arrangements of entry to and exit from them, noise nuisances subject to the provisions of the law, crowding, including in connection with their times of activity or any other nuisance caused due to their activity, provided however that they shall not cause any unreasonable nuisance to the Tenant’s proper activity as part of the Purpose of Rent or which is inadequate of modern and similar buildings.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

13.7	The Renter and/or the Management Company may close the commercial wing for any activity during special dates, at the discretion of the Renter and/or the Management Company, including and without derogating from the generality of the foregoing, on Holocaust Remembrance Day, Memorial Day for the Fallen Soldiers of Israel, holidays and Saturday and dates of a similar nature. To remove any doubt, it is clarified that the Renter and the Management Company declare and undertake to allow the Tenant free access to the Parking Lot and to the Leasehold at all times, without any exception, provided however that the Tenant has transferred to the Renter a list of the people authorized to access the Leasehold at all times of the day.

13.8	The Renter warrants that it knows that as part of the Tenant’s business activity and for the Purpose of Rent, the Tenant shall have chemical and biological waste which shall be stored in the Leasehold by means of lawfully dedicated containers and shall be removed from the Building through the elevators by a duly certified waste disposal firm.

13.9	Parking Lot

13.9.1	The Renter may operate a Parking Lot in the Project and confer rights of use in or rent it, in whole or in part, and/or specific or non-specific Parking Spaces, to third parties notwithstanding that they are not tenants in the Project, everything at the Renter’s sole discretion only, except for the Parking Spaces included in the Leasehold. The Renter has the right to use the area of the Parking Lot at its sole and absolute discretion, including providing and/or designating specific areas in any way in favor of whoever it shall decide and for any period of time it shall decide and while charging separate charge from anyone to whom such areas have been designated, and the Tenant shall have no claim and/or demand and/or contention in this regard provided however that no damage has been incurred and no hindrance has been caused to the proper use of the Parking Spaces included in the Leasehold.

13.9.2	The Renter may, at its absolute discretion, decide from time to time, to operate the Parking Lot or part thereof as a paid parking lot, whether by itself, through the Management Company or through others, including lease it to sub-contractors, everything except for the Parking Spaces included in the Leasehold. It is agreed that the Renter and/or the entity operating the Parking Lot as stated above may provide for arrangements of use, operation, parking, entry and exit in the Parking Lot and change them from time to time, everything except for the Parking Spaces included in the Leasehold.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

13.9.3	The Tenant warrants that the Renter has informed it that it has no right to use or park in the areas of the Project Parking Lot unless otherwise and explicitly agreed in this agreement, and that conferring rights to use the Project Parking Lot shall be involved with terms and conditions and with payment as shall be agreed in writing with the Renter.

13.9.4	The Parking Spaces included in the Leasehold – if any Parking Spaces are included in the Leasehold Areas, the provisions of the Parking Appendix, Appendix A3, shall apply to them.

14.	Management of the Project and the Building

The Renter may cause to the appointment or founding of a corporation from time to time for the purpose of the management of the Building, whether as separate management or management as part of the Project as a whole, including all of its wings, including the Commercial Center, Building F, the Building, and the maintenance thereof (hereinafter: “the Management Company”). As long as no such corporation has been appointed or founded or as long as it has not started dealing with the management of any of the Project wings, the buildings included in it, the Commercial Center, and the maintenance thereof, or if such appointment has terminated, the Renter or anyone on its behalf shall serve as the Management Company for the purpose of this agreement.

The Management Company shall determine the arrangements, rules and procedures relating to the management and maintenance of the Project areas in their entirety, including the Building, and shall provide for regulations applicable to all the tenants and users of the Project areas and shall follow up the enforcement and performance thereof. The Tenant undertakes to sign the management agreement with the Management Company the essence of which are the principles set forth in this Section 14 while the management agreement is accompanied with the regulations which are also subject to the content of the beginning of this section. Notwithstanding the provisions herein, the Renter undertakes that at any time during the term of this agreement, the Building shall be managed to a high standard which is adequate to similar modern buildings and that the Management Company shall act reasonably, transparently, with loyalty and efficiency in providing the services, expending expenses, and distributing them among the tenants.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

In addition, the Management Company shall provide, by itself and/or through sub-contractors, management and maintenance services for the Project areas, including to the Building, including supply of electricity in bulk to the Building and its systems, collecting charges from the tenants and holders in the Building under this agreement, including services of collecting Rent, Management Fee, and payments for power consumption, cleaning and illumination of the Public Spaces in the areas of the Project and of the Building, both internal and external, air conditioning of the internal Public Spaces, landscaping of Public Spaces, maintenance, upkeep and repairs of the electric power systems in the Public Spaces, illumination, air conditioning, elevators, escalators, and other systems and facilities used by all the users in the areas of the Project and Building, installation, use, maintenance of various facilities for the use and welfare of all the tenants and/or visitors of the Building, signposting, property and building insurance in the areas of the Project including the Building (exclusive of leaseholds’ content), third party insurances in connection with the Public Spaces, other additional insurances, payment of municipal and governmental taxes that apply to the Public Spaces, and maintenance and operation of the Parking Lots or any other service required for the purpose of the management and maintenance of the Project areas, including the Building, at the sole discretion of the Renter and the Management Company (hereinafter: “the Services”).

It is further agreed that the maintenance and repairs under the above definition of Services include also, but not only, the renovation and/or replacement of equipment and accessories as required, and the Management Company shall be entitled to, if it so chooses, finance them, fully or partly, using a renovation fund and/or by replacing equipment the money for which shall be collected regularly from the various tenants under and as part of the agreed maintenance and Management Fee. These amounts shall be invested by the Management Company in solid investments and shall not be reimbursed to the Tenant. The allowances to said fund shall be made according to the decision of the Renter’s accountant or the Management Company according to the acceptable accounting rules, in reliance on the opinion of technical professionals. This is a material term of this agreement.

14.1	The Management Company shall have access to the Leasehold, under prior coordination, for the purpose of performing any work in the Leasehold which is required for the purpose of rendering the Services or any of them, and provided that the work is performed in a way that does not cause the Tenant any interruption in the conduct of its business in the Leasehold beyond the necessary and that at the end of work, the previous condition will stored.

14.2	For the purpose of performing its duty, the Management Company shall hire employees, sub-contractors, consultants, accountants, attorneys etc. as it shall find fit and as acceptable in buildings of the Building type. The Management Company’s expenses for all of these as well as its general expenses shall be included in “Cost” as stated in Section 14.3 hereunder.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

14.3	The Tenant shall pay Management Fee to the Management Company for the period starting on the Delivery Date onwards, at an amount of [***] NIS for every sq m of the Leasehold Areas for the purpose of charging Rent, together with Linkage Differentials to the Basic Index and statutory VAT. The Management Company or Renter may update from time to time the rate of the Management Fee according to the actual costs and the increases of inputs and/or wage etc., provided that the Management Fee shall be updated for all the tenants in the Building and not only for the Tenant.

It is clarified that the above Management Fee includes only Services provided to the Building during the following days and times of activity: Sunday to Thursday 07:00-18:00. For any additional and special services provided to the Building beyond the above activity times, additional Management Fee shall apply, according to the actual consumption of the energy meter, according to the scope and nature of the requested services. Notwithstanding the foregoing, the Tenant shall have free access to the Leasehold 24X7 while operating services at no extra charge provided that it forwards to the Renter a list with the particulars of the employees who are authorized to enter the Leasehold 24X7. The Parking Lot shall be open from 6:00 am to 01:00 am during weekdays, from 7:00 am to 21:00 pm on Friday, and from 10:00 am to 22:00 pm on Saturday.

It is clarified that the above Management Fee includes services for the maintenance of the common areas in the Building but not inside the Leasehold Areas.

It is clarified that the above Management Fee includes security services at the entrance to the Building from 08:00 am to 18:00 pm. The cost of security services beyond the above times, if required by the Tenant only, shall be borne by the Tenant only. The cost of security services beyond the above times, if required by other tenants, shall not apply to the Tenant.

14.4	Without derogating from the provisions of Section 14.3 above, the Tenant confirms that it knows and it has no claim in connection with the fact that there may be stores and/or commercial areas and/or places of business, which are defined as “Anchor Stores/Leaseholds” or tenants of substantial areas in the Building that rented and/or will rent areas in the Project areas, including in the Building, shall participate in the expenses of the Management Company at fixed amounts that have been determined prior to the date of signing hereof or which shall be determine following the signing hereof, under negotiations between the Renter and such Anchors, as acceptable in projects of the Project type. Therefore, the participation amount in the management expenses, as these Anchors shall pay, shall be deducted from the management expenses together with profit that goes to the Management Company, and the balance shall be distributed among the tenants of the leaseholds in the Project, including the Building, according to the key specified above. It is also agreed that the Management Company may change the key for distributing the expenses and provide for another ratio or rate with respect of other areas in the Project that have separate nature or other uses, including a separate rate for each of the following wings: commercial wing, Office wing, Parking Lot areas. The Management Company may provide for a coefficient by which the Leasehold Area will be multiplied for the purpose of determining the Tenant’s share in the expenses, taking into consideration the size, nature or type of use of the Leasehold Area, the times of activity in the Leasehold, and the degree of use of each tenant in the common property, as determined by the Management Company. To remove any doubt, it is clarified that the foregoing and/or providing any discounts to other tenants shall not increase the Tenant’s financial liability which shall in any event be calculated according to its pro-rata share in the Project and shall not exceed the content of the beginning of Section 14 (namely, if all the Project tenants, including the other tenants, would have had paid according to the same distribution –according to the same mechanism, at an identical rate to that paid by the Tenant), and not beyond.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

14.5	The Management Company may, at its discretion, render special services to any of the tenants of the Project, including the Building and/or users thereof, in which case such tenant or user shall be solely liable to the payment for these services, if rendered.

14.6	The Tenant shall be entitled to review the bookkeeping documents of the Management Company and receive explanations from it, on pre-determined dates determined by the Management Company and with prior coordination. The Management Company’s books and documents shall constitute proof for its expenses for any need relating to it.

14.7	The Tenant’s refusal and/or willingness and/or wish to receive any Service and/or that the Tenant has undertaken to receive under this agreement and/or under the management agreement and/or its wish to terminate the Services, all or some of them, shall not release the Tenant from its undertakings hereunder, including the duty to pay Rent, and in any event shall not release the Tenant from any of its undertakings pursuant to this Section 14 in its entirety.

14.8	The Tenant’s signing this agreement constitutes its undertaking to the Renter to fulfill all of its undertakings to the Management Company, whether as set forth in this agreement or as set forth in the management agreement to be signed between the Tenant and the Management Company. As long as the Management Company has not been appointed or founded, the Renter shall replace it. At the Renter’s request, the Tenant shall sign a management agreement with the Management Company. The Tenant agrees that changes may be made to the above principles which may derive from needs which are not known on the date of signing hereof. In such case, the Tenant shall sign the management agreement at the Renter’s request provided however that the total maintenance and Management Fee does not exceed the content of Section 14.3 above and provided that no additional securities are required beyond the securities provided for in this agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

14.9	The Management Company may, but shall not be required to, determine from time to time, at its discretion and as acceptable in similar projects and buildings, regulations and/or procedures and/or instructions regarding the use of the areas of the Project and Building, including but not only, regarding any matter relating to the procedures of entry, exit, security, access, passageway for the general public and for vehicles, transportation of goods and products to the Leasehold and their removal therefrom, prevention of nuisances and interruptions of various types at its discretion, instructions, arrangements and guidelines for the performance of renovations and/or adjustment works in the leaseholds and their vicinity, the opening and closing times of businesses, the operation times of illumination and illumination intensity in the various leaseholds and in display windows, the use of Parking Lots and Public Spaces, operation of air conditioning, heating and/or cooling systems in Public Spaces in the Project and in the Building, operation of sound or music systems in the Building, signposting, placing advertisements or signs etc., everything provided that the Tenant’s rights hereunder are not unreasonably prejudiced, and the Tenant hereby undertakes that it and anyone on its behalf shall strictly comply with any regulations and/or procedures and/or instructions that the Management Company shall provide as aforesaid, without derogating from the Management Company’s power to change the foregoing.

14.10	In any event that the Tenant is in arrears of any payment which is or shall be due from it to the Management Company under this agreement and/or if it breaches the terms of this agreement and/or if it refrains from performing any action and/or performs any action which is prohibited under this agreement and/or under any law, in a way which constitutes a material breach of this agreement, the Management Company may, without prejudicing its right to any other legal relief, at its own choice, take one or more of the following actions:

(1)	Discontinue, in whole or in parts, the management and performance of the Services rendered to the Tenant and/or prevent from the Tenant the use of the Services or some of them.

(2)	Request an injunction and/or a mandatory injunction.

(3)	Take any other way which is available to it by law, including the cancellation of this agreement, and the evacuation of the Tenant from the Leasehold after providing a 30-day prior notice in writing during which the breach has not been rectified.

(4)	(Perform the action in the name of the Tenant and/or rectify the breach at the Tenant’s expense and charge the Tenant with its expenses after providing the Tenant with a 30-day prior notice in writing.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

14.11	The parties agree that for any amount the Tenant shall not repay in a timely manner (hereinafter: “the Arrearage”) the Tenant shall be obligated to pay the Management Company, in addition to the Arrearage, Linkage Differentials with respect of the Basic Index and will also bear Interest for Delay, as of the date of incurring the debt (as opposed to the date of incurring the charge) until the actual payment date.

15.	Maintenance and management of the Leasehold

15.1	The Tenant undertakes to conduct its business in the Leasehold pursuant to the provisions of any applicable law and without causing any nuisance, including, but not only, noise, odors, pollution, and without causing any interruption or nuisance or environmental hazard to the holders of the areas of the Building and its vicinity. In any event of such violation, the Tenant undertakes to take all the steps required by the Renter and/or the competent authorities to lead to the discontinuance of the nuisance within 7 days of the delivery date of a request letter by the Renter. If it fails to do so, the Renter may make any measurement or other action, including act towards removing the nuisance, and the Tenant on its end shall indemnify the Renter for any proved required expense that the Renter shall incur in this connection.

Without derogating from the generality of the foregoing, the Tenant undertakes not to operate in the Leasehold or its vicinity, public address systems and/or loudspeakers and/or unreasonable noise nuisances and/or odor and/or dirt and/or waste and not to attach and/or place signs at the premises of the Building. In addition, the Tenant undertakes to keep a high level of cleaning and maintenance in the Leasehold and its vicinity. If the Tenant breaches the foregoing by a material breach, the Renter may, after a seven (7)-day prior notice in writing during which the breach has not been rectified, take all the actions and reliefs provided for under this agreement including in Section 14.10 above, and all the expenses incurred by the Renter as a result shall apply to and be paid by the Tenant.

15.2	The Tenant shall conduct its business in the Leasehold adhering to the provisions of the management agreement, if any, and all the procedures and instructions provided by the Management Company by virtue of its power as stated in Section 14 above, including its sub-sections, including and without derogating from the generality of the foregoing, the Tenant shall strictly adhere to all the instructions of the Management Company and/or the Renter in connection with the traffic and/or entry of the Leasehold customers into and outside of the Leasehold, in particular with respect of the times and ways of performing these actions.

15.3	The Tenant undertakes to keep the Leasehold in a good, proper condition throughout the term of rent and will repair without any delay and at its expenses any malfunction, damage or defect revealed in it which have been caused by the Tenant, except for wear and tear deriving from reasonable use. If the Tenant fails to do so within 7 (seven) days of the delivery date of a written warning to repair such damage and/or malfunction, the Renter and/or Management Company shall be entitled to access the Leasehold and do it instead of the Tenant and the provisions of Section 25 of this agreement shall apply.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

15.4	The Tenant shall return possession of the Leasehold to the Renter upon the end of the term of rent, or upon the shortening thereof as a result of the cancellation of this rental agreement when it contains any renovation, improvement, addition, change, repair or facility which is permanently attached to it, notwithstanding that they have been installed and/or added to the Leasehold by the Tenant at its own expense, including air conditioning systems, mechanical systems, electronic systems etc. Notwithstanding the foregoing, until the evacuation of the Leasehold, the Tenant shall remove from the Leasehold, at its expense, any object and addition or permanent facility which have been installed by the Tenant and shall have the Leasehold restored to its previous condition (as it is at the end of the Exemption Period), unless the Renter has agreed in writing to leave any of them in the Leasehold in which case they shall remain in the Leasehold and become the Renter’s property without any consideration.

15.5	The Renter and/or Management Company may, if they so wish, enter the Leasehold from time to time at reasonable times and with prior coordination, to inspect the fulfillment of the provisions of this rental agreement and/or for the purpose of performing works and repairs.

Public Spaces and common property

15.6	The Tenant may not make any use of the pavements, roads, yards, shafts, roofs and facades of the Building and of any other and/or public space outside of the Building, as defined above, other than for the purpose for which these public spaces have been intended.

(1)	The common property, insomuch that such exists in the Building, namely – any of the Building areas which are not intended for rent and/or sale by the Renter (hereinafter: “the Common Property”). The Common Property is intended for the use of all the tenants and/or users of the Building and not for the exclusive use of the Tenant.

(2)	The Tenant may only use the Common Property in accordance with the purposes and/or designations and/or uses for which the Common Property is intended. The Renter may from time to time, at its sole discretion, allow any third party use this or other part of the Common Property, for such purposes as it shall determine.

To remove any doubt, it is clarified that even in case the Renter provides an approval to use such Public Spaces, the Tenant may not roof and/or fence and/or enclose these areas by any closure before having received the Renter’s prior written approval and subject to the provisions of any law and to making any payment and/or obtaining any confirmation and/or permit by the Tenant, as required by the authorities.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

(3)	To remove any doubt, the Tenant knows that it may use the areas of the Common Property solely pursuant to the provisions of any law and the provisions of this agreement.

(4)	The Renter may remove without any prior warning any object, tool, equipment or any other thing which belongs to the Tenant and is situated outside the Leasehold Areas and which is, in its opinion, a nuisance, and charge the Tenant with the expenses involved with removing the nuisance without the Tenant having any claim in this regard.

15.7	Without derogating from the provisions of Section 11.3.2 above, it is clarified and emphasized that with respect of addition of building areas to the Project, the following provisions shall also apply:

(1)	The Renter may, at its sole discretion, add building areas on the land and/or in the Building, insomuch that the urban building plans that apply and/or shall apply to the land shall allow this, without the Tenant preventing and/or interrupting and/or objecting to such addition of building areas by the Renter provided that its rights are not prejudiced.

(2)	The Tenant warrants and undertakes not to prevent in any way, directly or indirectly, and not to file any objection to any plan that will be filed by the Renter to add building areas on the Real Estate and/or in the Building, whether an urban building plan, building permit plan or any other plan, provided that its rights are not prejudiced.

(3)	The Tenant undertakes to remove, at its own expense, any obstacle and/or object and/or device and/or accessory that belongs to it and is situated in a place intended for the addition of additional building areas by the Renter.

16.	Licenses and permits

16.1	The Tenant hereby warrants and confirms that it carefully examined the valid urban building plan in the area where the Building and the Leasehold are located (hereinafter: “the Plan”) at the planning and building authorities and at the municipality, and also examined the permitted uses of the Building and the Leasehold according to the Plan and/or building permit. Knowing all the details referring to the applicable urban building plan, the Tenant decided to rent the Leasehold from the Renter for the Purpose of Rent.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

If, as a result of the use made and/or to be made by the Tenant of the Leasehold, the Renter is required to pay betterment levy or non-conforming use fee by the planning and building local committee, the Tenant will be required to pay directly to the local committee any such amount with which the Renter is charged by the local committee or refund it to the Renter within seven (7) days of the Renter’s request of any such amount that the Renter paid the local committee.

The Tenant warrants that it is knowledgeable of the business it intends to conduct in the Leasehold and of the required conditions for the purpose of obtaining a license for its business and that it alone, as opposed to the Renter, shall be solely responsible to obtain all the licenses, confirmations or permits required or to be required pursuant to any law to conduct its business in the Leasehold, according to the Purpose of Rent and pursuant to the provisions of any law, including the provisions of the UBP. That prior to signing hereof it examined the suitability of the Leasehold and the option to obtain all said licenses and/or confirmations and/or permits which it requires pursuant to the provisions of any law for the purpose of operating the Leasehold and found all of these suitable for its needs and purposes. The Tenant shall bear, at its own expense, all the required payments for obtaining the above licenses and permits, including making adjustments in the Leasehold should these be required for the purpose of obtaining the aforesaid licenses or permits. The Renter shall not be liable in any way or form to obtain the permits and/or confirmations required for the business license in the Leasehold. The Renter shall provide its consent, insomuch that it is required to provide it by law as the owners and Renter of the Leasehold and pursuant to any law, to file an application for the business license, provided that this shall not impose on it any financial or other duty. To remove any doubt, if the Tenant fails to obtain a business license for its business following a deed or omission of the Tenant and/or unsuitability of the Tenant’s business and/or the use it wants to make of the Leasehold, to the provisions of the UBP, and the provisions of any law which applies to the Leasehold, this shall not derogate form any of the Tenant’s undertakings under this agreement, including payment of Rent and Management Fee.

16.2	The Tenant shall make sure to timely renew any license and permit which are required for the purpose of conducting its business in the Leasehold according to the Purpose of Rent and also undertakes to provide the Renter with a copy of each such license or permit, at the Renter’s request. If the Tenant has not received a business license for any reason, the parties may not cancel this agreement and this shall not exempt them from any of their obligations under this agreement. Notwithstanding all of the provisions hereof, the Renter undertakes to cooperate with the Tenant regarding the obtaining of licenses and/or permits for using the Leasehold, including by producing/signing documents, confirming required changes to the Leasehold/systems and the like, provided that such action is reasonable and acceptable. If a business license cannot be obtained for any reason which depends on the Renter, the Tenant shall have a right to cancel the agreement without penalty by a notice to the Renter.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

16.3	The Tenant shall be liable to obtain, at its expense, a license for any signposting it may wish to install in the Leasehold and pay any levy for it, and it agrees that the installation of any such signposting shall be inside the Leasehold under coordination only.

16.4	[Repealed]

16.5	The Tenant shall bear by itself any fine or penalty imposed for conducting the business and/or using the Leasehold by the Tenant and/or its employees and/or agents and/or customers without a permit or in digression from any permit, whether it is imposed on the Renter, on the Management Company or on the Tenant.

16.6	The Tenant undertakes to comply with all the provisions of the law with respect of setting up the business in the Leasehold, using and conducting it, at its own expense and liability throughout the term of rent and without any need for any requirement or reminder from the Renter. Without derogating from the generality of the foregoing, the specific provisions hereunder shall apply to the aforesaid.

16.7	The Tenant undertakes that if it is required by law, it will act in accordance with the Placing Life Support Device in Public Places Law, 5768-2008.

16.8	If the Tenant is required by law to ensure accessibility for disabled people to the Leasehold, the duty to do so regarding accessibility in the Leasehold shall exclusively be imposed on the Tenant and at its expense and it shall in no event be imposed on the Renter. It has been clarified to the Tenant in advance that the Renter would not be required to confirm any change and/or adjustment work which are required, if required, to ensure such accessibility and therefore the Tenant warrants that it has examined, prior to signing hereof, whether it is required by law to ensure such accessibility and found the Leasehold suitable for its purposes. The provisions of this section shall apply respectively to any change insomuch that any occurs to the law in this connection and the Tenant undertakes that it shall have no claim and/or contention against the Company in this regard. If the Tenant fails to comply with its undertakings under the law as stated in this sub-section, the Tenant shall exclusively bear any expense and/or damage and/or loss insomuch that those are incurred by the Renter and/or the Company and/or any third party in connection thereto.

16.9	The Tenant undertakes to install in the Leasehold, at its expense and liability, a fire safety system with sprinklers and any other required equipment (hereinafter: “the Fire System”) according to the requirements of the Israel Fire and Rescue Services and according to any law, explicitly including the receipt of a proper permit from the Standards Institution of Israel.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

16.10	The Tenant undertakes to install a fire detection system in the Leasehold (hereinafter: “the Detection System”) which will be connected directly to the Fire Department’s call center and other entities on behalf of the Tenant. It is hereby clarified that the Tenant’s undertaking as stated in this sub-section is an independent undertaking and shall also apply in cases where the Tenant installs (whether inside or outside of the Leasehold) a fire detection system which is connection to a hub that connects fire detection systems installed by the Renter in other leaseholds and/or in Public Spaces on the Real Estate (hereinafter: “the Central System”). Without this imposing any liability on the Renter in this connection and without derogating from the Tenant’s undertakings as stated at the beginning of this sub-section, the Renter may (but is not obligated to) request that in addition to the connection to the Fire Department’s call enter (and to other entities on behalf of the Tenant), the Tenant shall also connect the Detection System to the Central System. Without derogating from the remainder of the provisions hereof, the Tenant undertakes to act for the proper maintenance of the Fire and Detection Systems and hereby exempts the Renter and anyone acting on its behalf from any liability to any damage caused to the Leasehold and/or to its contents and/or to the equipment and/or to any person and/or corporation including its employees and/or to the Renter and/or to anyone on its behalf and/or to the other tenants and/or to the other residents on the Real Estate and/or to any other person, as a result of any fault and/or unsuitability in the Fire System and/or Detection System.

16.11	To remove any doubt, it is hereby clarified that connecting to the Central System as stated in sub-section 16.10 above shall not derogate from the Tenant’s duties and the exemption granted according to the beginning to that sub-section, and it shall not impose any liability and/or undertaking of the Renter to the Tenant for any damage caused to the Leasehold and/or to its contents and/or to the equipment and/or to any person and/or corporation including its employees and/or to the Renter and/or to anyone on its behalf and/or to the other tenants and/or to the other residents on the Real Estate and/or to any other person, as a result of any fault and/or unsuitability in the Fire System and/or Detection System and/or in the Central System, provided however that the flaw has not occurred following the connection to the Central System.

16.12	As a condition to operate the Leasehold for its purpose by the Tenant, the Tenant shall perform, at its expense, a functionality inspection of the Fire and Detection Systems and will provide the Renter with the written confirmation of the Israel Fire and Rescue Services and the Standards Institution of Israel with respect of the intactness of the Fire and Detection Systems in the Leasehold and the other safety issues as required by them, as a condition to occupy the Leasehold. The Tenant declares that it knows that the breach of said undertaking shall constitute a material breach of the agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

16.13	Without derogating from the provisions of this section, the Tenant undertakes to fulfill, at its expense, all the instructions of the Israel Fire and Rescue Services, as shall be from time to time, and pursuant to the Fire Services Act and/or pursuant to any law. It is explicitly clarified that if the Tenant fails to comply with any of these provisions, the Renter may, but shall not be obligated to, perform the required actions as aforesaid, in the Tenant’s name and liability and at the Tenant’s expense, and the Tenant undertakes to indemnify and compensate the Renter immediately upon its first demand, for any expenses incurred by the Renter for performing the required actions as aforesaid. If the Renter acts as aforesaid, this shall not derogate from the liability imposed on the Tenant in connection with the Detection and Fire Systems and/or shall not impose any liability on the Renter and/or anyone acting on its behalf in this regard.

16.14	To remove any doubt, it is clarified that the duty to obtain all the confirmations and/or permits stated above and/or required by law for using the Leasehold is imposed on the Tenant only and that the Renter and/or anyone acting on its behalf have and shall have no liability in this regard notwithstanding that the Renter shall not have insisted on its right to obtain such confirmations and/or permits, and the Tenant shall be prevented from making any claim and/or contention and/or demand against the Renter and/or anyone acting on its behalf in this regard.

17.	Liability and indemnification

17.1	The Tenant and the Tenant only, as opposed to the Renter, shall be liable to guard the Leasehold and its contents, and shall exclusively bear the liability imposed on it by law to any person and/or entity and/or authority to any damage, loss or injury (hereinafter in this Section 17, including its sub-sections: “Damage”) incurred to the person and/or property in the Leasehold Area and/or as a result of using the Leasehold and/or as a result of conducting its business (inside the Leasehold and outside of the Leasehold Area), and to any Damage incurred in connection with the possession and/or use of the Leasehold and/or following any deed and/or omission made by the Tenant and/or anyone on its behalf in the Leasehold Area and/or in the Project area, all of these whether made by the Tenant, anyone on its behalf, including its employees, agents, contractors, suppliers, visitors and/or any other person on its behalf and/or under its authorization.

It is explicitly agreed and declared that the Renter shall have no liability of any kind and form to the Tenant and/or anyone on its behalf for any Damage caused, if caused, to the property and/or business of the Tenant and of anyone situated in them for any reason, and for any Damage to the Leasehold, and with respect of everything, without derogating from the generality of the foregoing, also indirect Damage and constructive Damage, except for Damage caused by the Renter deliberately or as a result of negligent and/or malicious deed and/or failure of the Renter and/or the Management Company and/or anyone on their behalf and/or Damage to which the Renter and/or the Management Company and/or anyone on their behalf is liable pursuant to the law.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

To remove any doubt, it is clarified that the entire content of this Section 17.1 above also constitutes a provision in favor of a third party within its meaning in Chapter D of the Contracts (General Part) Law, 5733-1973, with said third party being the Management Company.

17.2	Subject to the foregoing, any activity held and/or performed in the Leasehold shall be made at the Tenant’s exclusive liability, and the Renter shall have no relation and/or responsibility and/or liability to any such activity. Without derogating from the generality of the foregoing, the Tenant shall be liable to any Damage and other liability resulting from the breach or non-fulfillment in full of all the provisions of any law and/or license and/or permit in connection with the use of the Leasehold by the Tenant, including its employees, agents, contractors, suppliers, visitors and/or any other person on its behalf and/or under its authorization.

17.3	Without derogating from the Renter’s rights under this agreement and/or under any law, and subject to the presentation of suitable references, the Tenant undertakes to indemnify the Renter and/or the Management Company, within 7 days of their first written demand to do so, for any expense and/or Damage incurred to any of them as a result of any deed or omission of the Tenant and/or anyone on its behalf following any event to which the Tenant is liable as stated in Sections 17.1 or 17.2 above and/or for the full amount paid or borne by the Renter and/or Management Company in connection with the Damage, as defined above, as well as for all the legal expenses that the Renter and/or anyone on its behalf and/or the Management Company have incurred in connection with any lawsuit and/or in connection with any defense in such lawsuit as a result of the Damage and/or for expenses due to legal proceedings taken by the Renter as a result of the breach of any of the Tenant’s undertakings under this agreement and/or under any law, everything subject to the Renter having notified the Tenant of such lawsuit within a reasonable period of time of the date it found out about it, and on the condition that the Renter provided the Tenant with an opportunity to defend against said lawsuit, whether by including the Tenant as a third party in said lawsuit, by including it in the Renter’s defense against the lawsuit, or by providing the Tenant with a possibility to defend against the lawsuit in the name of the Renter, everything at the Renter’s choice and subject to the existence of a final, peremptory rule. In addition, it is agreed that any compromise in connection with such charge and/or lawsuit shall be made in coordination with the Tenant only.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

17.4	The Tenant, and the Tenant only, as opposed to the Renter, shall be exclusively liable to any bodily and/or property Damage that shall be caused in connection with its negligence and to any tort occurred under its liability pursuant to the law – everything in connection with the possession and/or use of the Leasehold, excluding Damage caused by the Renter and/or the Management Company or as a result of negligent and/or malicious deed and/or failure of the Renter and/or the Management Company and/or anyone on their behalf and/or Damage to which the Renter and/or the Management Company and/or anyone on their behalf is liable pursuant to the law.

17.5	The Tenant shall indemnify the Renter and/or the Management Company for any Damage and/or lawsuit and/or charge that the Renter and/or the Management Company is required to pay in connection with any Damage and/or tort occurring in the Leasehold and/or in connection with and/or deriving from the possession and/or using the Leasehold and to which the Tenant is liable as stated in Sections 17.1 and 17.2 above, everything within 14 days of receiving the Renter’s first written demand and subject to the provisions of Section 17.3 above.

17.6	To remove any doubt, it is hereby clarified that the provisions of this section shall not impose on the Tenant any liability to bodily and/or property Damage caused as a result of any deed and/or failure of any third party.

17.7	It is explicitly agreed and declared that the Renter shall have no liability of any kind and type towards the Tenant for any Damage caused to the Tenant’s property and/or business for any reason, and without derogating from the generality of the foregoing, also indirect and constructive Damage, excluding Damage caused intentionally or as a result of negligent and/or malicious deed and/or failure of the Renter and/or the Management Company and/or anyone on their behalf and/or Damage to which the Renter and/or the Management Company and/or anyone on their behalf is liable pursuant to the law.

18.	Insurance

Without derogating from the Tenant’s liability under the agreement and/or under any law, the Tenant undertakes to keep, at its liability and exclusive expense, throughout the term of rent, all the insurances for the contents of the Leasehold as well as all the insurances, according to all the requirements as set forth in the Insurance Appendix attached to this agreement as an integral part thereof and marked as Appendix E.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

19.	Additions and changes

The Tenant may not make any changes or additions to the Leasehold, whether internal or external, without obtaining the Renter’s prior, written consent which shall not be withheld other than for reasonable reasons (hereinafter: “Changes and Additions”).

The performance of the Changes and Additions is conditioned on their performance being made by duly certified contractors, and if the Changes require a building permit and/or a permit of a competent authority, the Changes shall only be performed in accordance with the requirements of the competent authorities and a due building permit.

Without prejudicing and/or derogating from the foregoing, if and when the Tenant makes and/or performs Changes and Additions to the Leasehold, the Renter shall have the right to demand their removal at the end of the term of rent and the reinstitution of the Leasehold to its former condition, at the end of the Exemption Period and without the Changes and Additions. If the Renter does not demand to remove the Changes and Additions, these shall become the Renter’s exclusive property and the Tenant shall have no claim and/or demand against the Renter for the Changes and/or Additions and/or for its investment in them. This is a material term of this agreement.

20.	Transfer of rights

20.1	The Tenant shall have no right to endorse and/or transfer and/or make a transaction and/or assign in any way, its rights and/or undertakings in connection with this agreement, in whole or in part, unless it receives the Renter’s explicit consent in advance and in writing, as specified hereunder. The Tenant shall have no claim and/or demand and/or contention against the Renter if the Renter refuses such request for reasonable reasons only.

Without derogating from the generality of the foregoing, the Tenant shall not lease the Leasehold or any part thereof by sublet and/or subtenancy, shall not transfer the Leasehold or any part thereof to another in any way, shall not deliver possession of it or of any part of it to another, and shall not confer any right to it or allow any use of it or of any part of it by another, whether with or without consideration, whether permanently or one-off or temporarily, without the Renter’s consent which shall not be withheld other than for reasonable reasons, nor shall the Tenant charge or mortgage any of its rights under this agreement.

The breach of the provisions of this Section 20.1 above constitutes a material breach of the agreement.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

20.2	Notwithstanding the provisions of Section 20.1 above, it is agreed that the Tenant may endorse its obligations and rights under this agreement, all as a whole, to an alternative tenant (hereinafter: “the Alternative Tenant”) that shall continue to operate the Leasehold for the Purpose of Rent as defined for the remainder of the term of rent in the Leasehold, and it only. The foregoing shall apply subject to the Renter approving the Alternative Tenant in writing and in advance at its sole discretion and for reasonable reasons only. If the Renter approves the Alternative Tenant, then, subject to the foregoing and without derogating from the Tenant’s undertakings hereunder, the Alternative Tenant shall assume all of the Tenant’s obligations and undertakings under this agreement, and at the Renter’s discretion, shall be required to sign a rental agreement at such form as shall be acceptable to the Renter, under reasonable commercial terms that shall not be less favorable to the Tenant’s terms of lease under this agreement. The Tenant shall bear all the expenses involved with such transfer of rights and undertakings. It is agreed that as part of such transfer of rights and undertakings, in addition to signing a rental agreement between the Renter and the Alternative Tenant, a three-way agreement (among the Renter, Tenant, and Alternative Tenant) shall be signed for regulating the transfer of rights in the Leasehold. Subject to signing the three-way agreement as aforesaid and the Alternative Tenant’s signing a rental agreement and the fulfillment of the Tenant’s undertakings in full and in a timely manner until the transfer date of the rights and undertakings to the Alternative Tenant, the Tenant shall be exempt from its undertakings under this agreement, as of the transfer date of the rights and undertakings to the Alternative Tenant onwards.

20.3	The Renter and/or anyone on its behalf may assign and/or make a transaction and/or sell and/or rent and/or lease and/or charge and/or mortgage and/or transfer and/or assign its rights and/or undertakings under this agreement, in whole or in part, without being required to receive any consent on the part of the Tenant to this end, everything subject to the transferee signing this agreement instead of the Renter and assuming all of the Renter’s obligations towards the Tenant, and subject to the Tenant’s rights under this agreement not being prejudiced in any way of form. The Tenant undertakes to fulfill all its undertakings as stated in this agreement towards anyone who shall replace the Renter as aforesaid (hereinafter in this section: “the Transferee”) without any reservation and the Tenant also undertakes to cooperate with the Renter and/or with the Transferee and sign any document and/or statement, as requested, if requested, by the Renter, for the approval and/or performance of the provisions of this section, everything including and without derogating from the generality of the foregoing, replacing all the securities it provided the Renter and replacing them with securities in the Transferee’s name, insomuch that the Renter requests this, provided that such signing shall not impose any additional charge on the Tenant beyond the charges applicable to it pursuant to the provisions of this agreement, and that such transfer shall be in keeping with the provisions of this section. This is a material term of this agreement.

21.	Reliefs and remedies

21.1	None of the provisions hereof shall be construed as derogating from the rights of either of the parties pursuant to the Contracts Law (Remedies for Breach of Contract), 5731-1970.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

21.2	Without derogating from the Renter’s right to relief and/or another remedy and/or compensation at a higher rate, in case of a material breach of this agreement by the Tenant which has not been rectified by it in accordance with the provisions hereof, the Renter shall be entitled to predetermined liquidated damage at an amount which is equal in NIS to Rent for [***] months of rent with the paid amount being Linked to the Basic Index until its actual payment date (hereinafter: “the Liquidated Damage”), whether the Renter chose to fulfill the agreement or chose to cancel it as a result of such beach.

The parties declare that after they had made a calculation, they found that the Liquidated Damage shall constitute reasonable, adequate compensation and payment with respect of any damage incurred by the Renter as a result of such breach and as a result of handling its outcome.

“Material breach” in this agreement means a breach with respect of which it is explicitly stated in this agreement that it shall be material as well as a breach that shall be deemed material under any law notwithstanding that it is not explicitly stated in this agreement that it shall be material. It is clarified that a Tenant’s breach shall not be deemed material and the Renter’s shall not be afforded remedies for it as a material breach unless a 30-day prior, written warning has been given for it and insomuch that the breach has not been rectified.

21.3	Without derogating from any other provision of the agreement, it is agreed that the breach of any of the following provisions shall be deemed a material breach:

Delay in any payment the Tenant is obligated to make under the provisions of the agreement to the Renter and/or the Management Company and/or anyone on their behalf, for a period exceeding fourteen (14) days of the delivery date of a written warning and/or such delay for a shorter period than such 7 days, this being more than three times in any one year of rent (which will be counted as of the Beginning of the Term of Rent onwards – one whole calendar year each time) (hereinafter: “Year of Rent”); a delay in the payment of the adjustment cost by the Renter to the Tenant; non-receipt/cancellation of the permits and confirmations required by law which relate to the Building and to the Leasehold, hazard and/or nuisance which prevents the proper use of the Leasehold and its vicinity which was formed as a result of the actions of the Renter and/or the Management Company and/or anyone on their behalf and which has not been removed without 14 days.

21.4	It is clarified that without derogating from any of the other provisions hereof, even in any event where the Tenant discontinues the operation of the business in the Leasehold for any reason which does not derive from a breach by the Renter, prior to the end of the term of rent (except as stated in Section 20.2), the Tenant shall be required to pay all the payments applicable to it by virtue of the provisions of this agreement, in a timely manner, without any exception, until the end of the term of rent.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

21.5	Notwithstanding and despite of any provision in this agreement in connection with the term of rent and without derogating from the foregoing, the Renter may cancel the agreement, request the Tenant to promptly evacuate the Leasehold with a forty five (45)-day prior notice (hereinafter: “the Cancellation Notice”), and take back absolute possession of the Leasehold, in any of the following events:

21.5.1	The Tenant breached the agreement by a material breach and failed to rectify it by the date provided for it as of receiving a written warning.

21.5.2	The Tenant breached the agreement by a non-material breach and failed to rectify it or act towards rectifying it within 14 days of the day it was required to do so by the Renter.

21.5.3	An application was filed with a competent court to liquidate the Tenant and/or have it declared as bankrupt and/or to appoint a trustee and/or a liquidator and/or a temporary liquidator and/or a receiver (for it or for a material part of its assets) and/or a special administrator for it and/or for suspension of proceedings against it and/or for imposing a foreclosure on a material part of its assets, and the application has not been cancelled or rejected within 45 days of its filing date.

21.6	If a Cancellation Notice is given with respect of this agreement in any of the above events and the Tenant fails to evacuate the Leasehold within the prescribed time, the following provisions shall apply, inter alia:

21.6.1	The Renter may take possession of the Leasehold, replace the locks, and prevent the opening thereof by the Tenant. The Renter and/or the Management Company shall have a right of lien over the Tenant’s equipment and stock as a security for the payment of all the compensation and monies due to the Renter and/or Management Company for any reason from the Tenant.

21.6.2	Repelled.

21.6.3	Each party undertakes to return to the other party, immediately upon receiving a decision based on a peremptory rule, all the expenses, damages and losses incurred by the other party as a result of breaching the agreement by the breaching party and as a result of such breach, including and without derogating from the generality of the foregoing, legal costs, and attorney’s and accountant’s fee.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

21.6.4	Subject to the due cancellation of the agreement, the Tenant shall have no right to oppose to in any way and/or to try and delay or prevent any engagement between the Renter and any other tenant and/or to try and prevent or delay the renting of the Leasehold to any alternative or other tenant. All the foregoing shall apply both to the relationship between the Renter and the Tenant and to the relationship between the Tenant and the Alternative Tenant, and shall be considered, inter alia, as contractual provisions in favor of third party, within their meaning in the Contracts (General Part) Law, 5733-1973.

21.7	Without derogating from any relief and/or remedy and/or right afforded to the parties to the agreement pursuant to the agreement and/or any law, it is agreed that the delay in any payment by any party shall bear Interest for Delay within in its meaning in Section 1 of the agreement, calculated on a daily basis, as of the first day of delay.

21.8	Any waiting, delay, waiver or refraining from exercising any right of the Renter and/or the Management Company pursuant to this agreement and/or any attempt on their part to reach a compromise or arrangement with the Tenant shall in no event and under no circumstances be deemed as waiver of ground for estoppel against them on the part of the Tenant and they shall not constitute a precedent and/or prior waiver with respect of similar or other events in the future.

21.9	This section, including all sub-sections thereof, is a fundamental, material section of this agreement.

22.	Evacuation of Leasehold

22.1	The Tenant undertakes that immediately at the end of the term of rent or upon the due cancellation of this agreement for any reason (hereinafter: “the Leasehold Evacuation Date”), it shall evacuate the Leasehold and deliver possession of it to the Renter when the Leasehold is clean of any person and object that belong to the Tenant, clean and tidy. The Leasehold will be delivered to the Renter when it contains any renovation, improvement, addition, change, repair or device permanently affixed notwithstanding that they have been installed and/or added to the Leasehold by the Tenant at its own expense, including air conditioning systems, mechanical systems, electronic systems etc., subject to the provisions of Section 19 above.

To remove any doubt, it is clarified that any object and/or equipment and/or accessories and/or stock which are not considered the Renter’s property under this agreement and are left in the Leasehold following its evacuation by the Tenant shall become the Renter’s property, without any consideration upon the evacuation, and the Tenant waives any claim and/or contention and/or demand for them subject to a 45-day written warning.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

22.2	The Tenant undertakes that if it fails to evacuate the Leasehold neither as stated in Section 22.1 nor during 14 additional days, it shall pay the Renter for the period between the Leasehold Evacuation Date and its Actual Evacuation Date, an amount equal to two months of Rent, for each month or any part thereof according to a pro-rata share, during the non-evacuation period. The Tenant declares that this amount was determined and agreed upon by the parties as predetermined liquidated damage that has been estimated by the parties using their discretion in advance, as the reasonable amount of damage that the Renter would incur as a result of failure to evacuate the Leasehold on the Leasehold Evacuation Date.

To remove any doubt, the Tenant declares that the provision of this section shall not prejudice any of the Renter’s rights and that no such payment according to this section shall release the Tenant from its duty to evacuate the Leasehold.

22.3	The Tenant declares and undertakes that if it fails to evacuate the Leasehold as stated in Section 22.1, the Renter and/or the Management Company shall be entitled to, in addition to the reliefs afforded to them under Section 22.2 under the agreement and under any law, claim from the Tenant all the amounts, payments, taxes, obligations (except for usage charges), expenses and any other proved payment for the period between the Leasehold Evacuation Date and its Actual Evacuation Date, as if the term of rent has been continued, everything without derogating from the Tenant’s duty to evacuate the Leasehold.

22.4	To remove any doubt, the Tenant declares that the payment and/or receipt of adequate usage charges and/or payments under Section 22.3 above shall not create rental relationship between the parties with respect of the period following the Leasehold Evacuation Date.

22.5	The Tenant declares that in any event where it fails to evacuate the Leasehold by itself following the end of the term of rent, neither on the Leasehold Evacuation Date nor after a written warning of 14 (fourteen) additional days, the Renter and/or anyone on its behalf shall be entitled to enter the Leasehold and evacuate any person and object that belong to the Tenant and/or which are used by the Tenant in the Leasehold, at the Renter’s sole, absolute discretion.

22.6	The Renter may evacuate the property and equipment out of the Leasehold and may, but shall not be obligated to, store the property and equipment wherever it finds fit, in which case the Tenant shall owe rent and storage fee which shall be determined by the Renter, at its sole, absolute discretion, and the Tenant waives in advance any contention with respect of the amount determined by the Renter.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

22.7	The Tenant declares that the Renter and/or anyone on its behalf shall not be liable in any way to any damage of any kind that the Tenant may incur, if any, due to any activity which is related to the evacuation of the Tenant and/or the property and equipment from the Leasehold and to the storage of the property and equipment as a result of any failure to evacuate the Leasehold on time.

22.8	Upon the end of the term of rent or cancellation of this agreement for any reason, final accounting shall be held between the Renter and the Tenant.

For the purpose of making the final accounting, the Tenant shall provide the Renter with a confirmation from any municipal and governmental and/or other authority and/or from any other entity to which the Tenant has committed under this agreement to make various payments directly, attesting that as of the date of the end of the term of rent, all the payments referring to the term of rent have been repaid by the Tenant, including principal and/or interest and/or Linkage Differentials and/or fines and/or any other debt, for said period.

23.	Securities

To secure the timely fulfillment of all the Tenant’s undertakings under the agreement, without derogating from any of its undertakings under this agreement and without derogating from any relief and/or remedy and/or right afforded to it under this agreement and/or any law, the Tenant shall provide the Renter, on the following dates, all the following securities:

23.1	Guarantors

The Tenant shall provide the Renter, on the date of signing hereof, a letter of guarantee of the parent company, in such form and under such terms as stated in Appendix F (hereinafter: “the Guarantor”), when it is duly signed and certified by an attorney. If this is a corporation, the Tenant shall provide, in addition to all of the foregoing, minutes from the board meeting of such corporation-Guarantor when they are duly certified, which approve providing the guarantee by the corporation.

It is clarified that such Guarantor’s guarantee is jointly and severally with the Tenant.

23.2	Autonomous bank guarantee

The Tenant shall provide the Renter, on the possession Delivery Date as aforesaid and as a condition for such delivery, autonomous bank guarantee in the form specified in Appendix G (hereinafter: “the Bank Guarantee”).

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

Without derogating from the provisions of Appendix G as aforesaid, the Bank Guarantee shall be subject to all of the following provisions:

23.2.1	The Bank Guarantee shall be autonomous, unconditional, non-endorsable, made to the Renter as beneficiary, realizable in installments, at the Tenant’s expense and in force throughout the term of agreement and up to 90 days following the end of the term of rent. The amount of such Bank Guarantee shall be equal to the monthly Rent for the Leasehold and for the Parking Spaces and Management Fee/maintenance fee and VAT for them, within their meaning in Section 14 above, for [***] months, with such amount of guarantee being Linked to the Index starting with the Basic Index until the index known on the actual repayment date. It is clarified that the Tenant shall bear at its exclusive expense any fee and/or expense and/or payment for the issuance and/or renewal and/or maintenance of the Bank Guarantee.

23.2.2	If the validity of the agreement is extended and also applies to additional terms of rent, the Tenant shall provide the Renter with the Bank Guarantee for the relevant additional term of rent in identical form and terms to the Bank Guarantee given in connection with the previous term of rent.

23.2.3	If the Tenant breaches any of the provisions of the agreement and fails to rectify it within 14 days of the date of receiving a written warning, including but not only, in the event that any payment is due to the Renter from the Tenant which is not paid in a timely manner (including and without derogating from the generality of the foregoing, amounts for the Tenant’s undertakings to indemnify the Renter), the Renter may present the Bank Guarantee for repayment at the rate of the Tenant’s unpaid undertaking, without derogating from any relief and/or remedy and/or right afforded to the Renter under this agreement and/or any law, everything at the Renter’s sole, absolute discretion.

23.2.4	It is clarified that in the event that the Renter uses the Bank Guarantee as stated above, the Tenant shall be required to deposit a new Bank Guarantee with the Renter at identical terms and amount (Linked to the Index), within 14 days of the date on which the Renter presented the Bank Guarantee for repayment as aforesaid.

23.2.5	Insomuch that the Tenant provides a valid guarantee for a shorter period than the term of rent, the Tenant shall be responsible to renew it from time to time and provide the Renter with the original extended guarantee or a letter or amendment, without any need or prior requirement or reminder by the Renter. Insomuch that the Tenant fails to do so, the Renter may, in the 14-day period prior to the expiration of the guarantee, send a requirement to the bank that issued the guarantee to forfeit or extend the guarantee.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

23.3	Promissory note

23.3.1	On the date of signing hereof the Tenant shall provide the Renter with a non-negotiable promissory note which is Linked to the Index, in such form as set forth in Appendix H, at an amount equal to the monthly Rent for the following costs: [***] months of Rent and Management Fee for [***] months of management, together with VAT for them, the payment date in which shall remain blank (hereinafter: “the Promissory Note”). The Tenant empowers the Renter and/or Management Company and gives them an irrevocable instruction and authorization, and the Renter and/or Management Company may fill in the payment date and repayment date in the Promissory Note and submit it for collection and/or to the Execution Office without being required to provide the Tenant and/or any of the Guarantors with any notice, in any event where the agreement and/or the management agreement is breached and/or in any event where any money which has not been paid in full and/or in a timely manner shall be due to the Renter and/or the Management Company from the Tenant (including and without derogating from the generality of the foregoing, amounts for the Tenant’s undertakings to indemnity the Renter. In addition, the Promissory Note shall be used to secure the payment of the Tenant’s debts and payments to any third party such as Rehovot Municipality and/or Israel Electricity Corporation and/or the Municipal Water Corporation and/or the Management Company under this agreement and/or any law, everything at the sole, absolute discretion of the Renter and/or Management Company.

If the amount charged by the Renter in realizing the Promissory Note exceeds the amount it is due under this agreement together with the collection expenses, the Renter shall keep the extra money as guarantee instead of the Promissory Note until the guarantee is no longer required and may collect from the extra money any amount due to it from the Tenant thereafter.

Notwithstanding the foregoing and for the removal of any doubt, it is noted that the Promissory Note shall only be realized in the event of a material breach of the Tenant which has not been rectified within 21 days of providing a written notice and only at the amount that the Tenant is required to pay in accordance with the provisions hereof.

23.3.2	It is clarified that in the event that the Renter makes a full use of the Promissory Note in one of the ways stated in Section 23.3.1 above, the Tenant shall be obligated to deposit with the Renter a new Promissory Note at identical terms and amount, within 21 days of the date on which the Renter made any such use of the Promissory Note.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

23.3.3	Delivery of the Promissory Note shall not be deemed as payment and it is only upon the full repayment of the Promissory Note that the proceeds and/or other amounts owed by the Tenant shall be deemed paid and repaid.

23.3.4	In the event that the Renter sells and/or assigns its rights in the Project and/or in the Leasehold, the Tenant shall be required to provide the Renter with a new Promissory Note, made to the Transferee, within 7 days of the date of receiving a written notice in this regard from the Renter.

23.4	In any event where any security which has been given by the Tenant to the Renter under this agreement is fully forfeited, the Tenant shall be required, within 21 days of the date of the Renter’s notice to the Tenant of the full forfeiture of the security, to provide another identical security, at the full forfeited amount (hereinafter: “the Complementary Security”). If the Complementary Security is not provided as aforesaid, the Renter may cancel this agreement after providing the Tenant with a 14-day prior written warning.

23.5	Subject to providing all the required confirmations by the Renter at the end of the term of rent for proving the non-existence of any debts of the Tenant due to any payments which are imposed on it by virtue of this agreement, the Renter shall return to the Tenant the securities which have not been realized until the expiration of 90 (ninety) days of the Leasehold possession return date to the Renter as provided for in this agreement. It is agreed that if all the confirmations and receipts are presented regarding making the various payments by the Tenant before the expiration of 90 days of the Leasehold possession return date, the Renter shall return the securities to the Tenant as soon as possible after receiving all such confirmations and receipts.

23.6	It is clarified that all the securities mentioned in this section above are delivered to the Renter accumulatively and are autonomous and independent of each other.

24.	No tenant’s protection rights

It is agreed that the provisions of the Tenants’ Protection Law (Consolidated Version) 5732-1972 as well as other tenant protection laws and the regulations and orders thereof (hereinafter: “the Law”) shall not apply to the Leasehold and/or to this rental agreement, and that no law that confers upon the Tenant the status of a protected tenant or a right not to evacuate the Leasehold in the events and on the dates that the Tenant is required to evacuate the Leasehold under this agreement shall not apply to the Leasehold.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

The parties explicitly declare and confirm that the Leasehold shall be situated in a building the construction of which has been completed following August 20, 1968 and that this rent is made under the explicit condition that the Law shall not apply to the rent. The Tenant declares that it has not paid and shall not pay the Renter key money or any other consideration which is not Rent in connection with this agreement and that the Tenant or anyone acting on its behalf, including any of its individuals and/or shareholders, shall not be a protected tenant in the Leasehold pursuant to any law and it will be prevented from making any claims or contentions in connection with being a protected tenant or that it has more rights to the Leasehold than those conferred upon it explicitly in this agreement.

The Tenant declares that all the investments it shall make in the Leasehold and/or in the Commercial Center, including equipment and facilities and including its share in the air conditioning, shall be made for its own purpose only and it shall be prevented from claiming that these investments constitute key money or substitute to key money or payment under Section 82 to said Law or any payment that confers upon it any rights to the Leasehold and it shall also be prevented from demanding the Renter any participation or refund, full or partial, for such investments.

It is further agreed that it was not the parties’ intention to form a protected tenancy relationship under the tenant protection laws and that this statement is a precondition to obtain the Renter’s consent to this agreement.

25.	Performing undertakings in lieu of another party

Whenever a duty is imposed on one of the parties under this agreement to perform any action or work or to pay any payment and that party (hereinafter: “the Breaching Party”) fails to perform such action or work or payment by the date stated in this agreement to that end, and in the absence of such date – by the date stated to that end in a written request it shall receive from the other party, the other party and/or the Management Company may, but are not required to, perform the action or work or payment instead of and at the expense of the Breaching Party, whether by themselves or by others. In such case, the Breaching Party is required to immediately pay upon the request of the complying party (the other party), all the amounts or losses or damages that the other party paid or borne in connection with performing such action or work or payment, together with Interest for Delay, as defined above, as of the date on which the other party borne the expense until the actual date of refund of the full amount to the other party (namely, principal together with Interest for Delay).

26.	Repelled

27.	Miscellaneous

27.1	This agreement and the appendices thereto exclusively, full and absolutely embody and express the relationship, rights and obligations between the Renter and the Tenant.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

27.2	Upon the signing of this agreement, which constitutes the complete, binding agreement between the parties, any agreement and/or written consent and/or statement and/or prospect and/or promise and/or undertaking and/or representation and/or publication which have been made, if and insomuch that such have been made by the Renter or its representatives or anyone on its behalf, prior to the date of signing hereof, are null and void and the Renter shall not be bound by any of those.

27.3	The parties hereby declare that they have reached this agreement following an investigation and that no party has relied on any information other than that explicitly included in this agreement, everything subject to the Renter’s representations.

27.4	The parties hereby agree that in any matter of contradiction and/or discrepancy and/or ambiguity between any of the provisions of the agreement itself and the technical specification, the following order of priorities shall apply:

In technical issues – the technical specification shall govern the agreement itself.

In legal issues (including definitions) – the agreement itself shall govern the technical specification.

The appendix of changes to the technical specification shall govern the agreement and specification.

27.5	The headings of sections in this agreement are for convenience only and shall not be used as reference or as an instrument in the construction and/or interpretation of this agreement.

27.6	Previous drafts of this agreement shall have no weight in connection with the interpretation of this agreement or any of its conditions. Such drafts shall be inadmissible in any judicial or quasi-judicial proceeding.

27.7	None of the terms and provisions included in this agreement and the appendices thereof intends to derogate from any other term or provision of this agreement but rather to add thereto.

27.8	No change to and/or waiver of and/or deviation from the provisions of this agreement shall be valid unless made in writing by the parties to the agreement. This agreement, when signed by the Tenant, shall be deemed a proposal on behalf of the Tenant to the Renter. The execution of this agreement by the Renter only shall be deemed as acceptance of the Tenant’s proposal and as executing a binding agreement between the parties. Until the execution of a binding agreement, the Renter may reject and/or not accept the Tenant’s proposal for any reason, without the Tenant having any claim and/or demand and/or contention of any kind against the Renter.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

27.9	No consent on behalf of any of the parties to a deviation from the terms of this agreement in a specific case shall constitute a precedent and no analogy shall be drawn from it to another case. If one of the parties fails to exercise any of the rights afforded to it under this agreement in a specific case, this shall not be deemed a waiver of that right in that case and/or in another similar or different case and no waiver shall be concluded thereby with respect of any other right of that party. No analogy shall be drawn from any waiver which is made in one matter to another matter.

27.10	To remove any doubt, it is clarified that with respect of the rights afforded to the Tenant under this agreement, insomuch that they are only afforded to the Tenant with respect of the Leasehold, the Tenant has and shall have no right in connection with additional construction rights and/or additional building areas which will be approved and built by the Renter or by any third party, if any, and/or in connection with using any part of the Project and/or the Building which is not within the premises of the Leasehold, including roofs, passageways etc. The Tenant provides its prior consent to any such action and/or use and may not object in any way to any of those.

To remove any doubt, it is further clarified that the Tenant shall not be entitled at any time to register a warning note by virtue of its rights under this agreement.

27.11	Any lawsuits which are involved with or derive from this agreement shall only be filed with a court having subject-matter jurisdiction which is situated in Tel Aviv-Yafo.

27.12	Stamp duty of this agreement (if any) shall be imposed on the party owing it under any law.

The Tenant declares and confirms that it knows that the Renter’s attorneys represent the Renter only, and that it may and is entitled to consult with an attorney on its behalf, without any limitation.

27.13	The Tenant may not offset any amount from the Rent and/or Management Fee and/or any of the payments applicable to it under the provisions of this agreement. In addition, the Tenant shall have no right of lien with respect of the Leasehold or any object relating to or located in it which is the Renter’s property. This is a material term of this agreement.

27.14	The parties hereby agree that the provisions of the Rental and Borrowing Law, 5731-1971 shall not apply to this agreement, other than the provisions of the law which may not be stipulated upon.

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.

27.15	The parties’ addresses for the purpose of this agreement are as stated in the preface to this agreement and any notice sent from one party to the other by registered mail according to the above addresses, unless one of the parties notified the other in writing of any change, shall be deemed to have reached its destination and the knowledge of the recipient party within 72 (seventy two) hours of the time it was delivered by mail, and in case of personal delivery (at the parties’ addresses only) – of the time of delivery. Delivery of the notice at the Leasehold to the Tenant or an employee on its behalf or placing the notice on the Leasehold’s door shall be deemed as a due notice and delivery to the Tenant.

The parties’ addresses are as follows:

The Renter - 3 Har Sinai Street Tel Aviv

The Tenant – at the Leasehold (until occupancy, the Tenant’s address as specified in the preface)

IN WITNESS WHEREOF, the parties hereto have signed this agreement.

(-)	(-)

The Renter	The Tenant

[Stamp]	[Stamp]

Attorney’s confirmation

I, the undersigned, [Stamp] Yan Feldman, Adv., License No. 55820, Isras Group, 3 Har Sinai Street, Tel Aviv, Tel: 03-7130236, Fax: 0747500037, Tel: [Stamp], hereby confirm the signature of Messrs _________________ in the name of the Renter, who are authorized to sign in its above name and bind it.

(-)

[Stamp]

Attorney’s confirmation

I, the undersigned, Marina Gofman, Adv., of 3 Sapir Street, Ness Ziona, hereby confirm the signature of Messrs Yehiel Tal and Eran Rotem in the name of the Tenant, who are authorized to sign in its above name and bind it.

(-)

[Stamp]

[***] = Information that has been omitted and submitted separately to the Securities and Exchange Commission and for which confidential treatment has been requested.